Exhibit 10.2

PURCHASE AND SALE AGREEMENT
by and among
THE ENTITIES SET FORTH ON SCHEDULE A,
as Sellers
and
THE ENTITIES SET FORTH ON SCHEDULE A,
as Buyers
Dated as of October 24, 2017

i

EXHIBITS AND SCHEDULES
EXHIBITS:
Exhibits A-1 – A-14    Land
Exhibit A-1    California Land
Exhibit A-2    Tennessee Land
Exhibit A-3    Pennsylvania Land
Exhibits A-4, A-5 and A-6    Georgia Land
Exhibits A-7, A-8 and A-9    Texas Land
Exhibit A-10    Wisconsin Land
Exhibits A-11 and A-12    North Carolina Land
Exhibit A-13    New Jersey Land
Exhibit A-14    Michigan Land
Exhibits B-1 – B-14    Proforma Title Policy
Exhibit C    Bill of Sale
Exhibit D    Warranties, Service Contracts, and Permits Assignment
Exhibit E    Assignment and Assumption of Leases
Exhibit F    FIRPTA Affidavit
Exhibit G    Notice to Tenants
Exhibits H-1 – H-9    Deeds
Exhibit I    Form of Tenant Estoppel Certificate
Exhibit J            Asset Management Agreement
Exhibit K            Property Management Agreement
Exhibit L    Owner’s Affidavit
Exhibit M    Condo Board Estoppel Certificate
Exhibit N    Ground Lease Estoppel Certificate
Exhibit O    Ground Lease Assignment
Exhibit P    AT&T First Amendment to Memo of Lease
Exhibit Q    Parking Garage Lease

SCHEDULES:
Schedule A    Seller and Buyer Information Schedule
Schedule B    Data Room Index
Schedule 2.6    Assumed Contracts
Schedule 3.6    Litigation
Schedule 3.9    Leases
Schedule 3.10    Construction Projects
Schedule 3.12    Condo Documents
Schedule 3.15    Permits
Schedule 3.16    Condemnation; Land Use
Schedule 3.17    Casualties
Schedule 3.18    Management Agreements

Schedule 3.19    Brokerage Agreements
Schedule 3.20    Warranties
Schedule 3.21    Personal Property
Schedule 3.22    Intellectual Property
Schedule 3.25    Service Contracts
Schedule 3.28    Insurance
Schedule 6.3    Required Works
Schedule 6.11    Categories of Equipment
Schedule 10.2    Transaction Fees and Expenses

v

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (the “Agreement”) is dated as of October 24, 2017 (the “Effective Date”), by the parties identified as a Seller on Schedule A attached hereto (the “Seller and Buyer Information Schedule”), (each a “Seller” and collectively “Sellers”), and the parties identified as a Buyer on the Seller and Buyer Information Schedule, (each a “Buyer” and collectively “Buyers”).
RECITALS
WHEREAS, each Seller owns the real estate identified on the Seller and Buyer Information Schedule and as more particularly described in Exhibit A-1 – Exhibit A-14 attached hereto and made a part hereof, and the improvements thereon.
WHEREAS, each Buyer desires to purchase the real estate identified on the Seller and Buyer Information Schedule and Property with respect thereto from the applicable Seller.
WHEREAS, each Seller desires to sell to the applicable Buyer, the applicable Property, on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article I
DEFINITIONS AND INTERPRETATION
For purposes of this Agreement, the following terms have the following respective meanings.
Section 1.1    Definitions.
“180 Peachtree” means the Real Property located at 180 Peachtree Street NW, Atlanta, GA.
“5150 McCrimmon Parkway” has the meaning set forth in Section 2.5(a).
“Adjustment Time” has the meaning set forth in Section 2.5.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.
“Agreement” has the meaning set forth in the Preamble.

“Allocated Purchase Price” means a portion of the Purchase Price allocated to each Property, as set forth on the Seller and Buyer Information Schedule attached hereto as Schedule A.
“Asset Management Agreement” means the asset management agreement attached hereto as Exhibit J.
“Assignment and Assumption of Leases” has the meaning set forth in Section 2.2.
“Assumed Contracts” has the meaning set forth in Section 2.6.
“AT&T First Amendment to Memo of Lease” means that certain First Amendment to Memorandum of Lease and Notice of Right of First Offer, dated as of June, 2017, by and between DC-7337 Trade Street, LLC, as lessor and AT&T Services, Inc., as lessee, in the form attached hereto as Exhibit P.
“Bill of Sale” and “Bills of Sale” has the meaning set forth in Section 2.2.
“Brokerage Agreements” has the meaning set forth in Section 3.19.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to close in Singapore, New York, NY or in the state in which a Property is located.
“Buyer” and “Buyers” has the meaning set forth in the Preamble.
“California Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the California Land.
“California Land” means all of those certain tracts of land described on Exhibit A-1 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“CERCLA” has the meaning set forth in Section 3.31(b).
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in Section 2.3.

“Closing Documents” means (i) the Deeds, (ii) the Bills of Sale, (iii) the Warranties, Service Contracts and Permits Assignments, (iv) the Lease Assignments and (v) the Ground Lease Assignment.
“Closing Statement” means a closing statement prepared and agreed to by Seller and Buyer in good faith with regard to each Property, setting forth the adjustments and prorations to the Purchase Price provided by this Agreement, and all other sums to be paid or disbursed at Closing, and shall include a flow of funds section indicating all sources and uses of the funds to be used to consummate the transactions contemplated hereby at the Closing.
“Code” means the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.
“Condo Board Estoppel Certificate” has the meaning set forth in Section 8.2(m).
“Condo Document” and “Condo Documents” has the meaning set forth in Section 3.12.
“Condo Party” has the meaning set forth in Section 3.12.
“Construction Projects” has the meaning set forth in Section 3.10.
“Control,” including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.
“Damaged Property” has the meaning set forth in Section 9.5(a).
“Data Room” means the electronic data room hosted by the Sellers’ Brokers through Donnelley Financial Solutions Venue, an index of which is attached hereto as Schedule B.
“Deed” and “Deeds” has the meaning set forth in Section 2.2.
“Deposit” has the meaning set forth in Section 2.1(b)(i).
“Deposit Escrow Agent” means First American Title Insurance Company.
“Division” has the meaning set forth in Section 8.2(j).
“Dollars” or “$” has the meaning set forth in Section 1.2(e).
“Effective Date” has the meaning set forth in the Preamble.
“Electing Party” has the meaning set forth in Section 9.3.

“Environmental Laws” has the meaning set forth in Section 3.27.
“Existing Mortgage Indebtedness” means any obligations of a Seller with respect to mortgage indebtedness encumbering such Seller’s Real Property.
“Existing Surveys” means, with respect to each Real Property, the most recent survey of the Real Property provided in the Data Room.
“Express Seller Obligations” has the meaning set forth in Section 3.31(a).
“FIRPTA Affidavit” has the meaning set forth Section 7.1(e).
“Form 593-C” has the meaning set forth in Section 8.2(k).
“Form IT-AFF1” has the meaning set forth in Section 8.2(k).
“Fundamental Representations and Warranties” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.8, Section 3.19 and Section 3.23.
“Georgia Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Georgia Land.
“Georgia Land” means all of those certain tracts of land described on Exhibits A-4, A-5 and A-6 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“Governmental Authority” means any government, governmental agency, department, bureau, office, commission, board, authority, instrumentality, court of competent jurisdiction or arbitral tribunal, in each case, whether federal, state or local.
“Ground Lease” has the meaning set forth in Section 3.9(d).
“Ground Lease Assignment” has the meaning set forth in Section 2.2.
“Ground Lease Estoppel Certificate” has the meaning set forth in Section 8.2(n).
“Hazardous Material(s)” has the meaning set forth in Section 3.31(b).

“Improvements” means collectively the California Improvements, the Tennessee Improvements, the Pennsylvania Improvements, the Georgia Improvements, the Texas Improvements, the Wisconsin Improvements, the North Carolina Improvements, the New Jersey Improvements and the Michigan Improvements.
“Information” has the meaning set forth in Section 10.21.
“Intellectual Property” means the name of each Property and all other copyrights, trademarks, brand names, service marks, trade names, data, telephone numbers, licenses, labels, logos, marketing materials, designs, covenants by others not to compete, rights, privileges and any registrations or applications for registrations of the foregoing used in connection with each Property, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby.
“Internap” has the meaning set forth in Section 8.2(f).
“Knowledge” means, (i) with respect to each Seller, the actual knowledge of Michael Seton, Co-Chief Executive Officer, Advisor, John Carter, Co-Chief Executive Officer, Advisor, Todd Sakow, Chief Financial Officer, Advisor, Lisa Drummond, Chief Operating Officer, Advisor, Karlton Holston, V.P. Asset Management, Advisor, and Toni More, V.P. Property Management, Advisor, after reasonably due inquiry to the property manager of each Real Property and other relevant parties with respect to each Seller and its Affiliates, who Sellers represent is the individual within Sellers’ organization in the best position to make the representations contained herein and (ii) with respect to each Buyer, the actual knowledge of Peter Tan, Head of Investment and Foo Pei Teng, Director, Investment and Asset Management, Europe and USA, after reasonably due inquiry of other relevant parties with respect to each Buyer and its Affiliates, who Buyers represent is the individual within Buyers’ organization in the best position to make the representations contained herein and/or to know if Sellers have breached any of their representations. Notwithstanding anything to the contrary contained herein, the designation of the applicable individuals referenced above shall in no event expose such individuals to personal liability hereunder on account of a breach by any Seller or Buyer of any representation or warranty contained herein, all such liability residing only with such Seller or Buyer as applicable.
“Land” means collectively the California Land, the Tennessee Land, the Pennsylvania Land, the Georgia Land, the Texas Land, the Wisconsin Land, the North Carolina Land, the New Jersey Land and the Michigan Land.
“Landlord Estoppel Certificate” has the meaning set forth in Section 8.2(f).
“Law” means any domestic or foreign statute, law, common law, ordinance, regulation, rule, code, injunction, judgment, decree or order enacted, issued, adopted, promulgated or applied by any Governmental Authority.

“Lease Assignments” has the meaning set forth in Section 2.2.
“Leases” means any lease, sublease, license, sublicense or other agreement, together with all amendments, modifications, supplements, restatements and guarantees thereof, that permits the use and occupancy of a Real Property or portion thereof.
“Limitation Period” has the meaning set forth in Section 3.30(a).
“Loss” means any direct, actual, out-of-pocket loss, liability, demand, claim, action, cause of action, cost, damage, interest, penalty, fine or expense (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing, but not including internal management, administrative or overhead costs incurred in connection with any of the foregoing).
“Management Agreements” has the meaning set forth in Section 3.18.
“Material Adverse Effect” means any event, effect, occurrence, development, state of circumstances, change, fact or condition that has a material adverse effect on the financial condition or results of operations of the Properties, or Buyer’s ability to finance the Properties on commercially reasonable terms and conditions, whether individually or taken as a whole, but does not include any fact, circumstance or condition (and no such fact, circumstance or condition may be taken into account in determining whether there has been a Material Adverse Effect) that results from the execution of this Agreement and the transactions contemplated by this Agreement or from the performance of and compliance with the terms of this Agreement. Notwithstanding the foregoing, any Loss or any breach or matter that would reasonably likely to incur a Loss of at least five percent (5%) or more of the Allocated Purchase Price for an affected Property, individually or in the aggregate, shall be deemed to be a Material Adverse Effect.
“Material Reconstruction Event” has the meaning set forth in Section 9.5(a).
“Michigan Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Michigan Land.
“Michigan Land” means all of those certain tracts of land described on Exhibit A-14 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“New Exception” has the meaning set forth in Section 5.1(a).

“New Exception Response” has the meaning set forth in Section 5.1(a).
“New Jersey Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the New Jersey Land.
“New Jersey Land” means all of those certain tracts of land described on Exhibit A-13 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“Non Electing Parties” has the meaning set forth in Section 9.3.
“Non-MAE Breach” has the meaning set forth in Section 3.29.
“North Carolina Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the North Carolina Land.
“North Carolina Land” means all of those certain tracts of land described on Exhibits A-11 and A-12 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“North Carolina Real Property” means the North Carolina Land and North Carolina Improvements.
“OFAC” has the meaning set forth in Section 3.8.
“Owner Deposits” has the meaning set forth in Section 2.5(g).
“Owner’s Affidavit” has the meaning set forth in Section 8.2(e).
“Parking Garage Lease” means the parking garage lease attached hereto as Exhibit Q.
“Party” means a party to this Agreement.
“Pennsylvania Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Pennsylvania Land.

“Pennsylvania Land” means all of those certain tracts of land described on Exhibit A-3 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“Pennsylvania Real Property” means the Pennsylvania Land and Pennsylvania Improvements.
“Permit” means any permit, license, franchise, approval, certificate, consent, waiver, concession, exemption, order, registration, notice or other authorization of any Governmental Authority, held by an applicable Seller for the ownership, use, operation and/or occupancy of a Real Property.
“Permitted Exceptions” means: (i) any exception arising out of an act of Buyer or any of its Affiliates or any of their Representatives; (ii) local, state and federal Laws, ordinances or governmental regulations, including but not limited to, building and zoning Laws, ordinances and regulations, now or hereafter in effect relating to the applicable Real Property; (iii) the specific exceptions in the Proforma Title Policies , subject to adjustments as set forth in this Agreement; (iv) items shown on the Existing Surveys subject to any affirmative coverage as shown on the Proforma Title Policies; (v) real estate taxes and assessments not yet due and payable which are adjusted for in accordance with this Agreement; (vi) rights of tenants under the Leases provided in the Data Room with no options to purchase or rights of first refusal; (vii) intentionally omitted; (viii) the standard exclusions from coverage set forth in the applicable Title Policy to the extent shown on the Proforma Title Policies, and (ix) title exceptions approved (or deemed approved) by Buyer pursuant to Section 5.1(a) of this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint stock company, syndicate, trust, joint venture, association, organization or other entity, whether or not a legal entity or a Governmental Authority.
“Personal Property” means all equipment, fixtures, appliances, mechanical systems, machinery, keys, furnishings, computers, monitors, Intellectual Property (including, telephone exchange numbers, websites, social media accounts, and passwords or administrator access associated therewith), and other tangible and intangible personal property (i) now owned by the applicable Seller, and (ii) (a) located on the Real Property, or (b) used or usable in connection with the occupation or operation of all or any part of such Real Property, but only to the extent transferable or assignable. The term “Personal Property” does not include equipment leased by Seller or property owned or leased by any tenant, guest, employee or other person furnishing goods or services to such Real Property.

“PPD” has the meaning set forth in Section 2.5(a).
“Proforma Title Policy” means, with respect to each Real Property, the proforma ALTA Owner’s Policy of Title Insurance in favor of the Buyer in the form of the applicable proforma attached hereto as Exhibit B-1 through Exhibit B-14 with respect to such Real Property.
“Property” means with respect to each Seller, all of such Seller’s right, title and interest in and to, the following: (i) such Seller’s Real Property; (ii) the Personal Property; (iii) the Service Contracts with respect to the Improvements, to the extent transferable or assignable and Buyer elects to assume the same pursuant to the terms of this Agreement; (iv) the Warranties with respect to such Improvements, to the extent transferable or assignable; (v) the Permits with respect to such Real Property, to the extent transferable or assignable; and (vi) the Leases with respect to such Improvements, including all security and other refundable tenant deposits (including all interest thereon to the extent tenants are entitled to receive interest by law or under any lease, tenancy or occupancy agreement, and all letters of credit), and all guaranties of such Leases.
“Property Management Agreement” means the property management agreement attached hereto as Exhibit K.
“Purchase Price” has the meaning set forth in Section 2.1(a).
“Real Property” means with respect to each Seller, all of such Seller’s right, title and interest in and to such Seller’s Land and the Improvements located on such Land.
“REAs” has the meaning set forth in Section 3.14.
“Releasors” has the meaning set forth in Section 3.31(b).
“Rent Roll” has the meaning set forth in Section 3.9.
“Rents” has the meaning set forth in Section 2.5(a).
“Representatives” means, with respect to any Person, the officers, directors, partners, shareholders, managers, principals, employees, agents, auditors, advisors, bankers, lenders and other representatives of that Person.
“Required Removal Items” has the meaning set forth in Section 5.1(b).
“Required Works” has the meaning set forth in Section 6.3.
“RUBS” has the meaning set forth in Section 2.5(f).
“Seller” and “Sellers” has the meaning set forth in the Preamble.

“Seller Affiliate Indemnitor” has the meaning set forth in Section 10.1(b).
“Seller Affiliate Indemnity” has the meaning set forth in Section 10.1(b).
“Seller Affiliate Indemnity Survival Period” has the meaning set forth in Section 10.1(b).
“Seller and Buyer Information Schedule” has the meaning set forth in the Preamble.
“Seller Parties” has the meaning set forth in Section 10.1(a).
“Sellers’ Brokers” means collectively Moelis & Company, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc.
“Service Contracts” means any and all service and maintenance contracts and agreements relating to or affecting any applicable Real Property, including, without limitation, that certain CAM Reimbursement Agreement, dated April 20, 2014, by and among SFR NC1, LLC, DC-1805 Center Park Drive, LLC and Server Farm Realty, LLC.
“Tax Refunds” has the meaning set forth in Section 2.5(c).
“Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.
“Tenant Estoppel Certificate” has the meaning set forth in Section 8.2(f).
“Tenants” has the meaning set forth in Section 3.9.
“Tennessee Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Tennessee Land.
“Tennessee Land” means all of those certain tracts of land described on Exhibit A-2 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“Texas Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Texas Land.
“Texas Land” means all of those certain tracts of land described on Exhibits A-7, A-8 and A-9 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements,

covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
“Texas Tax Certificate” has the meaning set forth in Section 8.2(h).
“Title Company” means Deposit Escrow Agent, in its capacity as title insurer under each Title Policy.
“Title Policy” means, with respect to each Real Property, an ALTA Owner’s Policy of Title Insurance, together with endorsements, issued by the Title Company effective as of the Closing in favor of the Buyer (collectively, the “Title Policies”) and substantially similar to the Proforma Title Policies, subject only to additional Permitted Exceptions.
“Transfer Taxes” means all sales, use, commercial activity, registration, value added, transfer, stamp, documentary, stock transfer, recordation, property transfer, real property transfer, intangible and similar Taxes (for the avoidance of doubt, excluding any Tax imposed under Sections 897 or 1445 of the Code), together with any conveyance fees, notarial and registry fees and recording costs (including any penalties and interest thereon) imposed on the Buyer or the Sellers by any taxing authority or other Governmental Authority as a result of the sale of the Properties contemplated by this Agreement or the recording of any documents required to be delivered pursuant to this Agreement.
“Treasury Regulations” means the income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such regulations may be amended from time to time.
“Warranties” means any and all warranties and guaranties currently in effect relating to the Real Property and Personal Property.
“Warranties, Service Contracts, and Permits Assignments” has the meaning set forth in Section 2.2.
“Windstream” has the meaning set forth in Section 8.2(q).
“Windstream Lease” has the meaning set forth in Section 8.2(q).
“Wisconsin Improvements” means all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter located on the Wisconsin Land.

“Wisconsin Land” means all of those certain tracts of land described on Exhibit A-10 attached hereto and all of the applicable Seller’s right, title and interest in and to all easements, covenants, servitudes and other rights now belonging, benefiting or appertaining thereto, including, without limitation, any and all air rights, riparian and/or water rights and all oil, gas and mineral rights, streets, avenues, roads, ways, alleys, waterways, and canals, open and proposed, in front of or adjoining the land.
Section 1.2    Interpretation. As used in this Agreement, unless otherwise expressly provided:
(a)    the table of contents and headings are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement;
(b)    each reference to a “Preamble”, “Recital”, “Article”, “Section”, “Exhibit” or “Schedule” means a preamble, recital, article or section of, or exhibit or schedule to, this Agreement;
(c)    each reference to a document (including this Agreement) means that document as amended, supplemented or modified from time to time in accordance with the terms thereof;
(d)    each reference to a Law means that Law as amended, modified, codified, reenacted, supplemented, or superseded in whole or in part from time to time and includes all rules and regulations promulgated thereunder;
(e)    each reference to “Dollars” or “$” means U.S. Dollars;
(f)    each reference to “include”, “includes” or “including” is deemed to be followed by the words “without limitation”;
(g)    each of the words “hereof,” “herein” and “hereunder” and words of similar import, refer to this Agreement as a whole and not to any particular provision in this Agreement;
(h)    each reference to any gender includes each other gender;
(i)    each reference to “days” means calendar days;
(j)    each term defined in the singular has a comparable meaning when used in the plural and vice versa;
(k)    each reference to a Person includes that Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this clause (k) authorizes any assignment or transfer not otherwise permitted by this Agreement;
(l)    any capitalized term used in any Exhibit or Schedule but not otherwise defined therein will have the meaning provided to that capitalized term in this Agreement;

(m)    all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;
(n)    any references hereunder to a Seller having “provided”, “delivered” or “made available” any documents and information will be deemed to include and be satisfied by the posting of such documents or information in the Data Room; and
(o)    the Sellers and the Buyers have participated jointly in the negotiation and drafting of this Agreement and, in the event that any ambiguity or question of intent or interpretation arises, this Agreement will be construed as having been jointly drafted by the Sellers and the Buyers and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the purported authorship of any provision of this Agreement.
ARTICLE II
PURCHASE AND SALE
Section 2.1    Purchase Price; Deposit.
(a)    Subject to the terms and conditions contained in this Agreement, the applicable Sellers agree to sell to the applicable Buyers, and the applicable Buyers agrees to purchase from the applicable Sellers, the Properties as set forth on the Seller and Buyer Information Schedule for an amount equal to SEVEN HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($750,000,000.00) (the “Purchase Price”), subject to prorations and adjustments as provided in Section 2.5 below. The Allocated Purchase Price for each Property is as set forth on the Seller and Buyer Information Schedule.
(b)    The Purchase Price shall be payable as follows:
(i)    Within five (5) Business Days following the Effective Date, and as a condition precedent to the effectiveness hereof, Buyer shall deposit in escrow with Deposit Escrow Agent, by wire transfer of immediately available funds, the sum of THIRTY SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($37,500,000.00) (the “Deposit”) to the account specified by the Deposit Escrow Agent, provided that in the event of any error or negligence by Buyer’s transmitting bank or Deposit Escrow Agent’s receiving bank, Buyer’s time to comply shall be automatically extended to enable the applicable bank to cure same. The Deposit shall be nonrefundable (except as otherwise provided in this Agreement) when paid to the Deposit Escrow Agent and shall be delivered to and held by Deposit Escrow Agent pursuant to the terms, covenants and conditions of this Agreement. Provided the Closing occurs as contemplated by this Agreement, the Deposit shall be paid to the Seller and credited against the Purchase Price. Any interest earned by investment of the Deposit shall be considered as part of the Deposit. For the sake of convenience at Closing, although the Buyers are entitled to obtain the benefit of any interest earned on the Deposit and it would be applied to the Purchase Price, and thus reduce the cash required by Buyers at the Closing, the Closing Statement shall not reflect such credit, and the Deposit Escrow Agent shall wire any interest earned on the Deposit to the Buyers promptly after Closing when such interest has been finally determined; and
(ii)    SEVEN HUNDRED TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($712,500,000.00), representing the balance of the Purchase Price and payable at Closing, subject to the post-Closing payment to Buyers of any interest earned on the Deposit pursuant to Section 2.1(b)(i), any adjustments as provided in Section 2.5, and the escrow of any other amounts pursuant to the terms of this Agreement. At the Closing, the Deposit Escrow Agent will release the Purchase Price, as so adjusted, and make the applicable payments on the flow of funds section on the Closing Statement, by wire transfer of immediately available funds as specified on the flow of funds section on the Closing Statement.
Section 2.2    Conveyance. On the Closing Date, subject to the fulfillment by Buyers of their obligations under this Agreement, each Seller shall: (a) convey to the applicable Buyer title in and to its Real Property, subject to only the applicable Permitted Exceptions hereof, by special warranty deed or the equivalent in each State, substantially in the form attached hereto as Exhibit H-1 through Exhibit H-9, as applicable to the State in which such Real Property is located (each, a “Deed” and collectively, the “Deeds”); (b) convey to the applicable Buyer title to its Personal Property by a bill of sale in the form attached hereto and made a part hereof as Exhibit C (each, a “Bill of Sale” and collectively, the “Bills of Sale”); (c) assign to the applicable Buyer the Warranties, Assumed Contracts and Permits with respect to such Seller’s Real Property, to the extent assignable, by assignment in the form attached hereto and made a part hereof as Exhibit D (each, a “Warranties, Service Contracts, and Permits Assignment” and collectively, the “Warranties, Service Contracts, and Permits Assignments”); (d) assign to the applicable Buyer all of the Leases with respect to such Seller’s Real Property by an assignment and assumption of Leases in the form attached hereto and made a part hereof as Exhibit E (each, an “Assignment and Assumption of Leases” and collectively, the “Lease Assignments”); (e) cause the tenant under the Ground Lease to assign to the applicable Buyer the Ground Lease by a recordable assignment and assumption of Ground Lease in the form attached hereto and made a part hereof as Exhibit O (the “Ground Lease Assignment”); and (f) comply with all other Seller deliverable requirements pursuant to Article VII.
Section 2.3    Closing. Subject to Section 9.3 and other terms and conditions of this Agreement, the closing of the sale and purchase of the Properties (the “Closing”) will be held no later than 4:00 p.m., Eastern Time by mutually acceptable escrow arrangements, on the date that is not later than fifteen (15) Business Days after Effective Date, subject to extension as provided in this Agreement, or on such other date and time as the Sellers and the Buyers mutually may agree in writing (the “Closing Date”) (and for purposes of this Agreement, the original scheduled Closing Date shall be deemed to be on such fifteenth (15th) Business Day as no specific date is set forth.

There shall be no requirement that Sellers and Buyers physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Deposit Escrow Agent unless the parties hereto mutually agree otherwise. Buyers and Sellers hereby authorize their respective attorneys to execute and deliver to the Deposit Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby; provided that such instructions are consistent with and merely supplement this Agreement and do not in any way modify, amend or supersede this Agreement.
Section 2.4    Withholding. Each of Buyers and the Deposit Escrow Agent, as applicable, shall be entitled to deduct and withhold from amounts otherwise payable under this Agreement, all amounts as are required to be deducted or withheld from such amounts under the Code, the rules and regulations promulgated thereunder, or any other provision of U.S. federal, state, local or foreign Tax or other Law. Any such withheld amounts shall be (i) timely paid or remitted to the applicable Governmental Authority, and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
Section 2.5    Prorations and Adjustment. The following items shall comprise prorations and adjustments to be determined as of 11:59 p.m. (Eastern Time) of the date immediately preceding the Closing Date (such time and date referred to as the “Adjustment Time”), and shall increase or decrease the cash portion of the Purchase Price payable at Closing pursuant to Section 2.1, as the case may be:
(a)    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated based on the actual number of days in the month in which the Closing occurs (or other period for which such Rent may be paid). Uncollected Rent shall not be prorated. Buyers shall apply Rent from tenants that are collected on or after the Closing Date first to Rents then currently owing to Buyers, second to Rents attributable to the month in which Closing occurs, and third attributable to the period prior to the Adjustment Time. If applicable, for a period of six (6) months after the Closing Date, Buyers will make reasonable efforts to request and invoice any past due Rent, without suit or expending any funds or taking any action against such tenant, to collect any Rents applicable to the period before the Closing Date and will transfer the same to Sellers, net of any recovery costs incurred by Buyers, subject to the adjustments with respect to any past due Rent as set forth herein. In the event Sellers receive any Rent payments after the Closing Date and such payments are properly due to the Buyers, then Sellers shall promptly remit all such payments to Buyers within five (5) Business Days of receipt of the same. Buyers’ and Sellers’ obligations under the preceding sentences shall not be subject to any survival period limitations or other liability limitations set forth herein. For a period of up to six (6) months after the Closing Date, Sellers may pursue collection of any Rents that were past due as of the Closing Date, provided that, with respect to any tenant currently in occupancy at any Property, Sellers shall have no right to terminate any Lease, institute a suit for collection, distrain for Rents, or otherwise disturb any tenant’s occupancy under any Lease in connection therewith. Buyer shall receive a credit for all leasing commissions or tenant improvements or allowances to become due under, or arising out of, the Leases including with respect to any renewal or option terms, which would be payable in and applicable to the period from and after Closing, and Seller shall be responsible for the same. In furtherance of the foregoing, Buyer shall receive credits at Closing in the amounts of (i) THREE HUNDRED TWENTY ONE THOUSAND FOUR HUNDRED FIFTY FOUR AND NO/100 DOLLARS ($321,454.00) relating to the tenant extension allowance due on or about June 2018 for the benefit of Pharmaceutical Product Development, Inc. (“PPD”) as a current tenant at the Real Property located at 5150 McCrimmon Parkway, Morrisville, North Carolina (“5150 McCrimmon Parkway”) and (ii) ONE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($140,000.00) relating to the outstanding HVAC tenant allowance for the benefit of Peak 10, Inc. at 5150 McCrimmon Parkway. Notwithstanding the foregoing, the aforementioned HVAC tenant allowance credit shall not be applied if the PPD Tenant Estoppel Certificate or Landlord Estoppel Certificate, as applicable, includes a statement that such HVAC tenant allowance has been fully paid and used by PPD.
(b)    Prepaid Items. Prepaid charges, payments and accrued charges made by any Seller under any contracts to which it is a party and which are assigned to Buyers pursuant to the Warranties, Service Contracts and Permits Assignments will be prorated as of the Adjustment Time and (i) Sellers will be credited with a proportion of such charges and payments equal to a fraction, the numerator of which is equal to the number of days that have elapsed from the beginning of the calendar month during which the Closing occurs through, but excluding, the Closing Date and the denominator of which is equal to the number of days in the entire calendar month during which the Closing occurs and (ii) the Buyers will be credited with the remainder of such charges and payments.
(c)    Real Estate Taxes and Assessments. Real estate taxes and assessments imposed by any Governmental Authority with respect to any Real Property for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid shall be prorated as of the Adjustment Time based upon the most recent ascertainable assessed values and tax rates during such relevant tax year. Following Closing, upon Buyers’ receipt of the actual tax bill for the year in which Closing occurs for any Property, if any adjustment is required with respect to the tax proration made as of the Adjustment Time, within thirty (30) days following receipt of such bill, the Sellers and Buyers shall each, as the case may be, pay to the other any amount required as a result of such adjustment. Sellers shall receive a credit for any Taxes paid by Sellers applicable to any period after the Adjustment Time. If, as of the Effective Date, Sellers are protesting or have notified Buyers in writing that they have elected or may elect to protest any Taxes for a Real Property, then Buyers agree that Sellers shall have the right (but not the obligation), after the Closing Date, to continue such protest. In such case, any Taxes paid by Buyers after the Closing Date with respect to such Real Property shall be paid under protest and Buyers shall promptly notify Sellers of the payment of any such Taxes. Buyers further agree to cooperate with Sellers, at no cost to Buyers and Buyers shall have no obligation to bring or participate in any suit or other action, and execute any documents reasonably requested by Sellers in connection with such protest. As to any Real Property, any tax savings received (“Tax Refunds”), net of expenses, for the relevant tax year under any protest, shall be prorated between the parties as of the Adjustment Time. Sellers and Buyers agree to notify the other in writing of any receipt of a Tax Refund within thirty (30) days of receipt of such Tax Refund. To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver the Tax Refund to the other party within thirty (30) days of its receipt. If Buyers or Sellers fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Sellers or Buyers, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by Law. The obligations set forth herein shall survive the Closing Date;
(d)    Tenant Deposits. All tenant security deposits actually received by the Sellers (and interest thereon if required by Law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyers at Closing or placed in escrow if required by Law. As of the Closing, Buyers shall assume all of Sellers’ obligations related to tenant security deposits to the extent credited or turned over in escrow. Buyers will indemnify, defend, and hold Sellers harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits to the extent credited or turned over in escrow and will reimburse Sellers for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Sellers as a result of any such claims or demands by tenants;
(e)    Letters of Credit. Sellers shall cooperate with Buyers to have any letters of credit in respect of any Leases assigned to Buyers and to the extent not so assigned as of Closing, hold any letters of credit and draw on them at Buyers’ request (and promptly provide the funds so drawn to Buyer) until a new letter of credit may be issued (or the existing letter of credit is so assigned) to Buyers or their designee. This obligation of Sellers will survive Closing.
(f)    Utilities and Utility Deposits. Utilities for each Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing, shall be prorated as of the Adjustment Time. Each applicable Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to any Real Property. Sellers shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and each applicable Seller shall pay at Closing the bills therefor for the period to the Adjustment Time, and Buyers shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyers will receive a credit against the Purchase Price for such Seller’s portion and will pay the entire bill prior to delinquency after Closing. If the Sellers have paid utilities in advance in the ordinary course of business, then Buyers shall be charged its portion of such payment at Closing. Buyers shall be responsible for making any security deposits required by utility companies providing service to any Real Property. Notwithstanding the foregoing, if any Seller pays the utility bills and, directly or through a billing service, bills the tenants for such utilities, then to the extent not reimbursed by tenants prior to Closing, post-Closing in connection with the final reconciliation provided for hereunder, based upon the receipt of final utility bills, such Seller shall receive a credit based upon the actual amount collected from tenants for the amount of utility charges incurred by such Seller (and paid to the utility companies) and reimbursable to such Seller from tenants for periods prior to Closing (“RUBS”). In the event any Buyer is unable to establish new utility arrangements with any utility provider then the applicable Seller shall maintain the applicable existing utility arrangement for up to ninety (90) days post-Closing. All utility costs any Seller incurs as a result of any utility extension shall be Buyer’s obligation and shall be appropriately adjusted for in connection with the final adjustment hereunder;
(g)    Owner Deposits. Each applicable Seller shall receive a credit for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by such Seller or any of its Affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) if such Owner Deposits are validly transferred to the Buyers. To the extent that any funds are released as a result of the termination of any Owner Deposits for which such Seller did not get a credit and Buyers receive same, such funds shall be delivered to such Seller promptly upon their receipt;
(h)    Final Adjustment After Closing. If final prorations cannot be made at the Closing for any item being prorated under this Section 2.5, then Buyers and Sellers agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing (but in no event later than one hundred twenty (120) days after the Closing, except that adjustments arising from any tax protest under Section 2.5(c) shall not be subject to such 120-day limitation, but shall be made as soon as reasonably possible, and further except that reprorations of taxes and other expenses and charges subject to a yearend reconciliation shall be made within thirty (30) days following receipt of the actual bill for the year in which Closing occurs for each Property), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than thirty (30) days after the 120-day period referenced above, except that adjustments arising from any tax protest under Section 2.5(c) hereof or as otherwise set forth in the preceding sentence shall not be subject to such 120 day limitation, but shall be made as soon as reasonably possible. Buyer shall use commercially reasonable efforts to cooperate with Sellers and provide Sellers with supporting documentation to confirm the final prorations for a period of one hundred twenty (120) days after the Closing other than with respect to taxes and other expenses requiring yearend reconciliation which obligation shall survive for one (1) year after the Closing. Notwithstanding anything to the contrary stated in this Section 2.5, except for adjustments arising from any tax protest under Section 2.5(c), and except for any post-Closing prorations determined and paid within one hundred twenty (120) days or one (1) year after the Closing as set forth above, all prorations made under this Section 2.5 shall be final as of the Closing and shall not be subject to further adjustment after the Closing.
(i)    For the avoidance of doubt, all cash and cash equivalents and all accounts receivable of Sellers to the extent applicable to the period prior to the Closing Date shall be retained by the Sellers and remain the property of Sellers.
(j)    All obligations to make any payments required under this Section 2.5 that accrue prior to the expiration of any applicable survival period shall survive such survival period until so paid in full.
(k)    Audit of Final Adjustments. If Buyers and Sellers do not agree on the computation of the prorations and adjustments to create the final adjustments, then each party shall prepare its own calculation of the final adjustments and such calculations will be promptly submitted to a firm of independent accountants of nationally recognized standing, reasonably satisfactory to Buyers and Sellers (who shall have no material relationship with Sellers or Buyers) to review this Agreement and the disputed items or amounts for the purpose of calculating the final adjustments. The firm of independent accountants will deliver to Buyers and Sellers, as promptly as practicable, a report setting forth its calculation of the final adjustments. That report will be final and binding upon Buyers and Sellers. The cost of the independent accountants’ review and report will be borne by the party whose calculation of the final adjustments is at the greatest variance with the independent accountants’ calculation of the final adjustments. If the report reflects a net adjustment in favor of Sellers, Buyers will pay to Sellers the amount of that adjustment in cash to Sellers no later than ten (10) Business Days after the determination of the adjustment. If the report reflects a net adjustment in favor of Buyers, Sellers will pay to Buyers the amount of that adjustment in cash to Buyers no later than ten (10) Business Days after the determination of the final adjustments. If Buyers and Sellers cannot agree on a firm of independent accountants for purposes of calculating the final adjustments, Buyers shall choose a firm of independent accountants and Sellers shall choose a firm of independent accountants, and the firms chosen by Buyers and Sellers shall jointly choose a third firm of independent accountants to act as the independent accounts for purposes of this provision.
Section 2.6    Assumed Contracts. Schedule 2.6 sets for the Service Contacts for which Buyers will assume the obligations arising from and after the Closing Date (the “Assumed Contracts”). Any payments or penalties incurred in connection with the termination of any Service Contract, other than the Assumed Contracts, shall be borne by Sellers. Prior to or at Closing, Sellers shall provide Buyers with written evidence that Sellers have sent notices of termination with respect to all Service Contracts, except for Assumed Contracts, affecting each Property. All labor, service, supply, insurance, brokerage, leasing and maintenance contracts relating to the Improvements or the Real Property which are not Assumed Contracts shall be terminated as of Closing, and Sellers shall be responsible for all costs and expenses thereunder, and Sellers shall indemnify and hold harmless Buyers and their Affiliates from and against any and all claims and Losses of whatever kind, type or nature made by any counterparty to such contracts. Seller’s obligations under this Section 2.6 shall survive the Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER
Except as set forth in the schedule attached hereto, each Seller, jointly and severally, hereby represents and warrants to the Buyers, as of the date hereof and as of the Closing, as follows:
Section 3.1    Organization and Qualification. Each Seller is (a) duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (b) duly qualified as a foreign organization to do business and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary.
Section 3.2    Authority. Each Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and, assuming that this Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).
Section 3.3    No Conflict; Required Consents. The execution, delivery and performance by each Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation by such Seller of the transactions contemplated hereby do not:
(a)    conflict with or violate such Seller’s governing documents;
(b)    violate any Law applicable to such Seller or by which such Seller’s Real Property is bound, except for any such violations, breaches, defaults failures or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect; or
(c)    require any consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or other Person.

Section 3.4    Foreign Person. No Seller is a “foreign person” as defined in Code Section 1445 and the regulations issued thereunder.
Section 3.5    Notice of Violations. To each Seller’s Knowledge, such Seller has not received any written notice that a Real Property or other Property or the use thereof violates any Law of any Governmental Authority having actual authority over a Seller or Property that have not been resolved to the satisfaction of the issuer of the notice.
Section 3.6    Litigation. To each Seller’s Knowledge, except as disclosed on Schedule 3.6, such Seller has not received written notice of any currently existing litigation or other claims that has been filed against such Seller or the Property.
Section 3.7    Bankruptcy. No Seller has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Sellers’ creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Sellers’ assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of any Seller’s assets, which remains pending.
Section 3.8    OFAC. Neither the Sellers nor any of their Affiliates, nor, to Sellers’ knowledge, any of their respective partners, members, shareholders or other equity owners, or their respective employees, officers directors, representatives or agents acting in connection with this Agreement is, a person or entity with whom U.S. persons or entities are restricted from doing business under any Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury regulations (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action related to economic sanctions and the Sellers shall not use any of the proceeds from the transactions contemplated herein to finance activities with a sanctioned country or sanctioned party.
Section 3.9    Leases. Schedule 3.9 sets forth a copy of the most recent rent roll for each Real Property (each, a “Rent Roll”), which Rent Roll, to such Seller’s Knowledge, is true and correct in all material respects as of the date of such Rent Roll. As of the effective date of the Rent Roll, except as noted therein (i) all rent and other charges due under the Leases have been paid and there are no arrears or past due amounts due under the Leases, (ii) no rent or other charge under any Lease has been paid for more than thirty (30) days in advance of its due date, and (iii) no tenant under any Lease has been given any concession, rebate, allowance or free rent for any period after the date of Closing, and (iv) all construction obligations of Sellers have been fully satisfied. The Leases are in full force and effect and constitute the valid and binding legal obligations of the respective tenants thereunder (the “Tenants”). No Seller has received any notice of any dispute, termination or default from any Tenant under any of the Leases, and no Seller has any knowledge of any dispute or any existing and uncured material default, or any claim of default (or any right to set-offs, offsets or abatements of or against rent or any other charges currently payable under its Lease), by such Seller or by any Tenant under any of the Leases, except as may be noted on the Rent Roll or in the lease files delivered or made available by Sellers to Buyers. True, correct and complete copies of the Leases have been made available by Sellers to Buyers.
(a)    Schedule 3.9 sets forth a true, correct and complete list of all Leases. Other than the Leases on Schedule 3.9, there are no leases, rental agreements, licenses or other occupancy agreements (or other agreements modifying the foregoing) granted by Sellers with respect to any Real Property.
(b)    Schedule 3.9 sets forth a true, correct and complete list of all security deposits (and indicates whether cash or non-cash (i.e. letters of credit)) paid or deposited by a Tenant pursuant to its Lease. All Tenant security deposits that are required to be deposited in escrow pursuant to any Lease have been so deposited and are being held by the applicable Seller or have been applied by such Seller in accordance with each Lease and all applicable Laws.
(c)    Schedule 3.9 sets forth a true, correct and complete list of all unpaid tenant allowances, other tenant incentives, brokerage commissions and/or leasing fees owed or that could come due under any of the Leases.
(d)    180 Peachtree Ground Lease. Schedule 3.9 sets forth a true, correct and complete description of the Ground Lease, together with all amendments, modifications, supplements, restatements and guarantees thereof (collectively, the “Ground Lease”), under which the 180 Peachtree Seller leases certain real property and improvements thereon as a tenant, entitling such Seller to certain possessory rights. To Sellers’ Knowledge, no material default on the part of the other party to the Ground Lease has occurred and is continuing, and no material default on the part of the 180 Peachtree Seller under the Ground Lease has occurred and is continuing. To Sellers’ Knowledge, no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute or would reasonably be expected to constitute a material default under the Ground Lease. Sellers have delivered to Buyers, or made available to Buyers for review a true, correct and complete copy of the Ground Lease.
Section 3.10    Construction Projects. Schedule 3.10 sets forth a list of all capital improvement or construction projects (not including any tenant improvement work) currently being performed at any Property (the “Construction Projects”), the budgeted cost of which to complete is in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00). No Seller has received written notice from the general contractor obligated to complete any of the Construction Projects of material default of any obligation with respect to the Construction Projects and, to the Seller’s Knowledge, such general contractors are not in material default with respect to such obligations.

Section 3.11    CC&RS. No Seller has sent or, to Seller’s Knowledge, received any written notice of default under any of the covenants, conditions, restrictions, rights-of-way or easements affecting any Property, except as would not reasonably be expected to have a Material Adverse Effect on the applicable Property.
Section 3.12    Condo Documents. Schedule 3.12 contains a list, which is true, correct and complete in all material respects as of the Effective Date, of all condominium documents (and all amendments and modifications thereto) affecting each Property, including all amendments and modifications thereto (individually, a “Condo Document” and collectively, the “Condo Documents”) and the rights of the parties, other than the Sellers, thereunder (each, a “Condo Party”), except to the extent any such Condo Document is recorded in the applicable land records. True, correct and complete copies of such unrecorded Condo Documents have been made available to the Buyer. No Seller has given or received a written notice of default alleging a material default that remains uncured as of the Effective Date under any of the Condo Documents. No event has occurred or failed to occur that gives any Condo Party the right to terminate the applicable Condo Document or to cease performing its obligations thereunder. No Condo Party is in default under its applicable Condo Document. As of the Effective Date, no Seller has received written notice from any Condo Party of that party’s intention to cease performing its obligations under the applicable Condo Document or to cease operations at the applicable Property. The Condo Documents are valid, binding and enforceable in accordance with their terms and in full force and effect. Except as set forth on Schedule 3.12, none of the Representatives of any Seller or any of their Affiliates is a board member of any condominium board or similar governing body with respect to any Property.
Section 3.13    Governmental Authority Notice. To ach Seller’s Knowledge, no written notice or order by any Governmental Authority has been served upon such Seller that (i) requires the performance of any work or the making of any repairs or alterations to any Property by such Seller, or (ii) orders the construction, repair or alteration of any public improvements on or about any Property by such Seller, except as would not reasonably be expected to have a Material Adverse Effect on the applicable Property.
Section 3.14    Reciprocal Easement Agreements. Other than as indicated on the Proforma Title Policies, there are no reciprocal easement and operating agreements affecting any Property, including any supplement or other ancillary agreements relating thereto, including all amendments and modifications thereto (collectively, the “REAs”). No Seller has given or received a written notice of default alleging a material default that remains uncured as of the Effective Date under any of the REAs.
Section 3.15    Permits. Each Seller has all material Permits necessary for such Seller to own, lease and operate its Property which Permits are listed on Schedule 3.15. Each such Permit is valid, subsisting and in full force and effect. No written notice of cancellation of, revocation of, suspension of or default under any Permit has been received by any Seller.

Section 3.16    Condemnation; Land Use. Except as set forth on Schedule 3.16, there are no pending or, to Sellers’ Knowledge, threatened, condemnation, expropriation, requisition or similar proceedings against any Property or any portion thereof. There are no pending proceedings initiated by or on behalf of any Seller to change or redefine the zoning or land use classification of all or any portion of any Property and no Seller has received written notice of, and, to the Sellers’ Knowledge, there is no proposed proceeding of such kind.
Section 3.17    Casualties. During the five (5) year period preceding the Closing Date, (a) there has not been, nor is there now, any casualties affecting any Property except as set forth on Schedule 3.17 attached hereto, (b) there have been no insurance claims except as set forth on Schedule 3.17 attached hereto, and (c) Sellers have not received any written notice or letter from any insurance companies regarding any defects at any Property which would affect such Property’s insurability.
Section 3.18    Management Agreements. Sellers are not party to any management agreements with respect to any of the Properties, other than as set forth on Schedule 3.18 attached hereto, including, without limitation, the two (2) existing management agreements with Seven One Seven Parking Services of GA, Inc. for the parking garages located at 150 Carnegie Way and 171 Carnegie Way, Atlanta, GA (collectively, the “Management Agreements”), which Management Agreements shall be terminated as of the Closing Date. (other than that certain Property Submanagement and Leasing Agreement dated as of April 28, 2014 (the “ServerFarm PSLA”), which shall remain in place with Seller’s Affiliate as the “Manager” thereunder). There are currently no defaults under the Management Agreements.
Section 3.19    Brokerage Agreements. Sellers are not party to any brokerage agreements with respect to any of the Properties, other than as set forth on Schedule 3.19 attached hereto (collectively, the “Brokerage Agreements”), which Brokerage Agreements shall be terminated as of the Closing Date. There are currently no defaults under the Brokerage Agreements. There are no outstanding financial obligations under the Brokerage Agreements with respect to Sellers that is owed or will be owed under or in connection with any Lease renewals, expansions or other matters.
Section 3.20    Warranties. Schedule 3.20 sets forth a list of all Warranties in effect with respect to the Property.
Section 3.21    Personal Property. Schedule 3.21 sets forth a list of certain Personal Property with respect to certain Properties. Sellers own all of the Personal Property and shall transfer the same to Buyers free and clear of all liens, except for Permitted Exceptions. The Personal Property is sufficient and adequate for the operation of Sellers’ business in connection with the Properties.
Section 3.22    Intellectual Property. Sellers have no Intellectual Property as of the date of this Agreement other than as listed on Schedule 3.22. Except as set forth on Schedule 3.22, there is no claim pending or to the Knowledge of Sellers, threatened against Sellers with respect to any alleged infringement of any patent, trademark or trade name owned by another.
Section 3.23    Sellers’ Brokers. Except for the Sellers’ Brokers, no broker, finder, financial advisor or investment banker has been engaged by, or acted for or on behalf of, the Sellers in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, and no such Person is or will be entitled to any broker’s, finder’s or similar fee or other commission in connection with this Agreement or the transactions contemplated hereby. The fees and expenses of the Sellers’ Brokers pursuant to separate written agreements between the Sellers’ Brokers and the Sellers (but not pursuant to any agreement between the Buyer and the Sellers’ Brokers) will be borne solely by the Sellers. The Sellers will indemnify the Buyer and hold the Buyer harmless from and against any Losses that are incurred as a result of any breach of the representations set forth in this Section 3.23 and such indemnification shall not be subject to any survival or other liability limitations set forth herein.
Section 3.24    No Employees. No Seller has any employees to whom any Buyer would have any obligations from and after Closing. No union labor is employed by any Seller at any Property and, to the Sellers’ Knowledge, there is no anticipated employment of any union labor by a Seller at, or with respect to, any Property. No collective bargaining agreement or similar labor agreement exists concerning or relating to any Seller or any Property, and no petition has been filed or proceedings instituted seeking recognition of a bargaining representative concerning or relating to employees by any Seller or with respect to any Property. No Seller contributes to a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA on behalf of any employees of any Seller. No Seller has made, directly or indirectly, any written or oral representation to any individual promising or guaranteeing or otherwise concerning any employment, offer of employment, terms of employment (including salary, wages and employee benefits) or contract for services concerning any time period after the Closing Date.
Section 3.25    Service Contracts. Attached hereto as Schedule 3.25 is a complete list of all Service Contracts to which each Seller is a party or which are binding upon each Property as of the date of this Agreement. To Sellers’ Knowledge, no material default on the part of the other party to any of the Service Contracts has occurred and is continuing, and no material default on the part of Sellers under any of the Service Contracts has occurred and is continuing, except as would not reasonably be expected to have a Material Adverse Effect on the applicable Property. To Sellers’ Knowledge, no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute or would reasonably be expected to constitute a material default under any Service Contract, except as would not reasonably be expected to have a Material Adverse Effect on the applicable Property. Sellers have delivered to Buyers, or made available to Buyers for review, true, correct and complete copies of all Service Contracts.
Section 3.26    Purchase Rights. (i) No Person has any option or right of first refusal to purchase any of the Property in connection with the sale of any of the Property and (ii) no Person,

other than Buyer, has any option or other right to purchase any of the Property. Any purchase options or rights previously granted have been terminated as of or before the date hereof.
Section 3.27    Environmental Matters. There are no pending or, to Sellers’ Knowledge, threatened and neither Sellers nor their Affiliates have received written notice of any claims, demands, actions or causes of action, complaints, directives, citations, investigations, information requests issued by any Government Authority, legal proceedings, orders, or notices of potential responsibility with respect to the Real Property or the current or former operations thereon arising under or related to Hazardous Materials or Laws relating to the regulation, pollution or protection of or liability with respect to the environment, human health or safety, Hazardous Materials or natural resources, including CERCLA and any amendments thereof (“Environmental Laws”). No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law, including the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., to consummate the transaction contemplated hereunder. Sellers have made available to Buyers accurate and complete copies of all material environmental assessments, reports, audits and other material documents in its possession or under its control that relate to the environmental condition of the Real Property and Sellers’ or their Affiliates’ compliance with or liability under Environmental Laws with respect to the Real Property and the current or former operations thereon (including Permits required under Environmental Laws).
Section 3.28    Insurance. Schedule 3.28 contains a complete list of the certificates of insurance evidencing insurance policies owned by or on behalf of each Seller with respect to each Property. True, correct and complete copies of all such certificates have been provided or made available to Buyers. To Sellers’ Knowledge, the insurance policies evidenced by such certificates of insurance are in full force and effect.
Section 3.29    Change in Circumstance. If any of Seller’s representations and warranties shall not be true and correct, without regard to any materiality thresholds set forth therein, at any time on or before the Closing whether not true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct and to the extent Buyers obtain Knowledge of such information prior to the Closing, then solely to the extent the matters disclosed or revealed have a Material Adverse Effect: (i) such Seller shall have until thirty (30) days after Buyers written notice within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure (not to exceed forty five (45) days from the original scheduled Closing Date) so long as such cure has been commenced within such thirty (30) days and diligently pursued and (ii) if such Seller fails to cure such breach after written notice and within such cure period (as extended), Buyer may, at its option, exercised by written notice to Sellers (and as its sole and exclusive remedy), either (x) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (y) terminate this Agreement within three (3) Business Days of the end of such cure period and declare this Agreement of no further force and effect and in which event the Deposit shall promptly be returned to Buyer and Sellers shall have no further liability hereunder by reason thereof except to the extent any terms and conditions expressly survive termination; provided, that if the breach of any representation or warranty of any Seller hereunder results from the willful and intentional act of such Seller, as opposed to from the result of a change in circumstance that was not caused by a breach by Seller, then Buyers shall have the rights and remedies available to Buyers under Section 9.2 of this Agreement upon a default by Sellers of their obligations under this Agreement. Notwithstanding the foregoing, (A) if the Closing occurs and Buyers do not have Knowledge that any of Sellers’ representations and warranties are not true and correct at or before the Closing then Buyers expressly reserve their rights to seek their remedies, including indemnification pursuant to this Agreement post-Closing, and (B) if Buyers obtain Knowledge that any Seller representations and warranties are not true at or before the Closing, without regard to any materiality thresholds set forth therein, but such breach does not cause a Material Adverse Effect (such breach, a “Non-MAE Breach”), then Buyers may proceed with the Closing but expressly reserve their rights to seek their remedies, including indemnification pursuant to this Agreement post-Closing. In furtherance of the foregoing, Sellers shall update the Schedules as of Closing to show any changes that occurred or to indicate a breach when originally provided and deliver same to Buyers and such updated Schedules shall not modify the representations or warranties of Sellers, but shall be for informational purposes only, except to the extent that there were changes expressly agreed to by Buyers.
Section 3.30    Survival of Representations and Warranties After Closing; Limitation of Sellers’ Liability.
(a)    All representations and warranties of Sellers herein shall survive the Closing for a period of twelve (12) months (the “Limitation Period”), provided that the Fundamental Representations and Warranties and obligations under Sections 8.2(h), (i), (j) and (k), and the Landlord Estoppel Certificates shall survive indefinitely.
(b)    After the Closing Date, Buyers shall provide written notice to the applicable Seller of any breach of such Seller’s warranties or representations of which Buyers acquires Knowledge, through any means, at any time after the Closing Date (or prior to the Closing Date if such breach did not give rise to a Non-MAE Breach) but prior to the expiration of the Limitation Period, and shall allow such Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure (not to exceed fifteen (15) days) so long as such cure has been commenced within such thirty (30) days and diligently pursued. In addition, Seller shall indemnify and hold Buyer harmless for all Losses arising from such breach. If such Seller fails to cure such breach of a representation or warranty after written notice and within such cure period (as extended) and/or so indemnify and hold Buyer harmless, Buyer’s sole remedy shall be an action at law for damages as a consequence thereof (including for Losses), which must be commenced, if at all, within the later of (i) the expiration of the Limitation Period and (ii) sixty (60) days after the Sellers fails to cure any breach for which it received notice pursuant to this Section. If any claims with respect to any breach, including, for indemnification are made before the expiration of the Limitation Period, if applicable, then Sellers’ obligations, including indemnification obligations, shall survive any such expiration until same have been fully satisfied.
(c)    Notwithstanding anything in this Section 3.30 to the contrary, (i) Buyers shall not be entitled to make a claim against any Seller for a violation of such Seller’s representations, warranties, and covenants that are to be performed prior to Closing unless the amount of damages to Buyer with respect to one or more of the Properties equals or exceeds TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in the aggregate, and then only to the extent of such excess, and (ii) the cumulative, maximum amount of liability that the Sellers shall have with respect to all of the Properties to Buyers for breaches of any Seller’s representations, warranties and covenants that are to be performed prior to Closing under this Agreement and in any document executed by any Seller pursuant to this Agreement shall not exceed TWENTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,500,000.00) in the aggregate. For the avoidance of doubt, each of the covenants and agreements of the Sellers contained in this Agreement that by their nature are required to be performed at or prior to the Closing will expire at the Closing (other than those that are expressly stated to survive the Closing) along with any and all (if any) rights and remedies with respect to the breach thereof, provided, however, if any of such covenants and agreements are breached then all of Buyer’s rights and remedies with respect thereto shall be preserved until the expiration of the Limitation Period, if applicable. Notwithstanding anything herein to the contrary, the Fundamental Representations and Warranties, the payment obligations for Closing costs and post-Closing adjustments, the obligations under Sections 8.2(h), (i), (j) and (k), and the Landlord Estoppel Certificates shall not be subject to the limitations set forth herein.
Section 3.31    AS-IS Sale; Release.
(a)    AS-IS Sale. EXCEPT AS EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES, COVENANTS AND INDEMNITIES OF THE SELLER SET FORTH IN THIS AGREEMENT, AND THE CLOSING DOCUMENTS (COLLECTIVELY, THE “EXPRESS SELLER OBLIGATIONS”), THE BUYERS ACKNOWLEDGE AND AGREE THAT THEY ARE PURCHASING THE PROPERTIES BASED SOLELY UPON THE EXPRESS SELLER OBLIGATIONS AND BUYERS’ INSPECTION AND INVESTIGATION OF THE PROPERTIES AND ALL DOCUMENTS RELATED THERETO, OR ITS OPPORTUNITY TO DO SO, AND THAT, EXCEPT FOR THE EXPRESS SELLER OBLIGATIONS, THE BUYERS ARE ACCEPTING THE PROPERTIES IN THEIR “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” CONDITION, WITHOUT ANY RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE EXCEPT AS SET FORTH IN THIS AGREEMENT. THE BUYERS ACKNOWLEDGE THAT THEY HAVE HAD ADEQUATE

OPPORTUNITY TO INSPECT THE PROPERTIES, AND THAT THE BUYERS WILL RELY EXCLUSIVELY ON THE EXPRESS SELLER OBLIGATIONS AND THEIR OWN INVESTIGATION OF THE PROPERTIES, AND ACCEPT THE RISK THAT ANY INSPECTION MAY NOT DISCLOSE ALL MATERIAL MATTERS AFFECTING THE PROPERTIES. THE BUYERS FURTHER AGREE THAT THEY ARE PURCHASING THE PROPERTIES, AND WILL ACCEPT THE PROPERTIES, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR OTHERWISE (OTHER THAN THE EXPRESS SELLER OBLIGATIONS), INCLUDING AS TO THE: (A) VALUE, NATURE, QUALITY, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, FACILITIES AND APPLIANCES, (B) INCOME DERIVED FROM THE PROPERTIES, (C) HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS OF ANY OF THE PROPERTIES FOR A PARTICULAR PURPOSE, (D) COMPLIANCE OF OR BY THE PROPERTIES OR THEIR OPERATIONS WITH ANY LAWS, CODES, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS, RESTRICTIONS, INCLUDING ANY OF THE FOREGOING RELATING TO ZONING, LAND USE OR ENVIRONMENTAL REQUIREMENTS, (E) MANNER OR QUALITY OF LABOR, CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTIES, (F) MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTIES, (G) ENVIRONMENTAL CONDITION OF THE PROPERTIES, (H) ABILITY TO DEVELOP THE PROPERTIES OR ANY RESTRICTIONS ON DEVELOPMENT, (I) THE SQUARE FOOTAGE OF THE PROPERTIES, (J) IMPROVEMENTS AND INFRASTRUCTURE, DEVELOPMENT RIGHTS, EXACTIONS AND EXPENSES ASSOCIATED WITH THE PROPERTIES, (K) TAXES INCLUDING THE TERMS OF ANY TAX ABATEMENT OR PILOT AGREEMENT, ASSESSMENTS, OR BONDS RELATING TO THE PROPERTIES, (L) PERMISSIBLE USES, TITLE EXCEPTIONS, WATER OR WATER RIGHTS, TOPOGRAPHY, UTILITIES, OR ZONING MATTERS RELATING TO THE PROPERTIES (M) SOIL, SUBSOIL, DRAINAGE, ENVIRONMENTAL OR BUILDING LAWS, RULES OR REGULATIONS, (N) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTIES OR THE ADJOINING OR NEIGHBORING PROPERTIES, (O) THE CONDITION OF TITLE TO EACH OF THE PROPERTIES, (P) THE LEASES, CONTRACTS AND ANY OTHER AGREEMENTS AFFECTING THE PROPERTIES AND (Q) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTIES. EXCEPT FOR THE EXPRESS SELLER OBLIGATIONS, THE BUYERS HEREBY EXPRESSLY ACKNOWLEDGE THAT NO OTHER REPRESENTATIONS AND WARRANTIES HAVE BEEN MADE, EXPRESSED OR IMPLIED, AND THAT IT IS NOT RELYING ON AND HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, OTHER THAN THE EXPRESS SELLER OBLIGATIONS. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. THE BUYERS FURTHER

ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE EXPRESS SELLER OBLIGATIONS, THE SELLERS WILL BE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURE REGARDING ANY MATTER AND THE SELLERS WILL HAVE NO OBLIGATION TO MAKE ANY REPAIRS, REPLACEMENTS OR IMPROVEMENTS TO ANY REAL PROPERTY. THIS SECTION 3.31 (AS-IS; RELEASE) WILL SURVIVE THE CLOSING. EXCEPT WITH RESPECT TO THE EXPRESS SELLER OBLIGATIONS, THE BUYERS FURTHER AGREE THAT THE SELLERS SHALL NOT HAVE OR BE SUBJECT TO ANY LIABILITY TO THE BUYERS OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYERS, OR THE BUYERS’ USE OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENT OR MATERIAL MADE AVAILABLE TO THE BUYERS OR THEIR REPRESENTATIVES IN THE DATA ROOM, MANAGEMENT PRESENTATIONS OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)    Release. Without limiting the above, except for the Express Seller Obligations or with respect to Buyers’ ability to implead Sellers or their Affiliates in response to a bona fide third party claim, the Buyers on behalf of themselves, their successors, assigns, Representatives and Affiliates (collectively, the “Releasors”) hereby expressly waive and relinquish from and after Closing any and all rights and remedies Releasors may now or hereafter have against the Seller Parties, whether known or unknown, including, but not limited to, those that arise from and after Closing and that may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Properties and the prior management and operation of the Properties, (b) any information relating to the Properties provided to the Buyers by the Sellers or the Sellers’ agents, (c) each of the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Properties or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Properties under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” means any hazardous or toxic materials, substances or wastes, including (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any Governmental Authority, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT WITH RESPECT TO THE EXPRESS SELLER OBLIGATIONS, THE BUYERS, ON BEHALF OF THEMSELVES AND THE OTHER RELEASORS, HEREBY ASSUME ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTIES FROM AND AFTER CLOSING.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY THE BUYERS, ON BEHALF OF THEMSELVES AND THE RELEASORS, SHALL SURVIVE THE CLOSING AND THE RECORDATION OF THE DEEDS AND SHALL NOT BE DEEMED MERGED INTO THE DEEDS UPON ITS RECORDATION.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYERS
The Buyers hereby represent and warrant to the Sellers, as of the date hereof and as of the Closing (unless otherwise expressly specified), as follows:
Section 4.1    Organization. The Buyers are duly organized, validly existing and in good standing under the laws of their jurisdiction of formation.
Section 4.2    Authority. The Buyers have all requisite power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyers of this Agreement, and the consummation by the Buyers of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Buyers. This Agreement has been duly executed and delivered by the Buyers and, assuming that this Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, constitutes the legal, valid and binding obligation of the Buyers, enforceable against the Buyers in accordance with its terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).
Section 4.3    No Conflict; Required Consents. The execution, delivery and performance by the Buyers of this Agreement, the performance by the Buyers of their obligations hereunder and the consummation by the Buyers of the transactions contemplated hereby, do not:
(a)    conflict with or violate the Buyers’ governing documents;
(b)    violate any Law applicable to the Buyers; or

(c)    result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, result in a breach of or result in the creation or acceleration of any obligations under any agreement or instrument to which the Buyers are party, or by which it is bound, or to which its properties are subject.
Section 4.4    OFAC. Neither the Buyers nor any of their Affiliates, nor, to Buyers’ Knowledge, any of their respective partners, members, shareholders or other equity owners, or their respective employees, officers directors, representatives or agents acting in connection with this Agreement is, a person or entity with whom U.S. persons or entities are restricted from doing business under any OFAC regulations (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action related to economic sanctions and is not and will not assign or otherwise transfer this Agreement to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities to the extent such dealings, transactions or association would create exposure for the Buyers under the applicable OFAC regulations.
Section 4.5    Sufficient Funds. The Buyers will have on the Closing Date, sufficient funds immediately available to pay the Purchase Price and to consummate the other transactions contemplated by this Agreement, and perform the Buyers’ other obligations under this Agreement.
Section 4.6    Buyer Investigation and Reliance. The Buyers are a sophisticated purchaser and have made their own independent investigation, review and analysis regarding the Properties and the transactions contemplated by this Agreement, which investigation, review and analysis were conducted by the Buyers with expert advisors, including legal counsel, that it has engaged for such purpose.
Section 4.7    Buyers’ Brokers. Except for Sellers’ Brokers, no broker, finder, financial advisor or investment banker has been engaged by, or acted for or on behalf of, the Buyers in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby and no such Person is or will be entitled to any broker’s, finder’s or similar fee or other commission in connection with this Agreement or the transactions contemplated hereby. The Buyers will indemnify the Seller Parties and hold the Seller Parties harmless from and against any Losses that are incurred or suffered arising out of or in connection with any claim that the Buyers or any of their Affiliates have consulted, dealt or negotiated with any real estate broker, salesperson or agent in connection with this Agreement or the transactions contemplated hereby, except for claims by Sellers’ Brokers.
ARTICLE V
TITLE

Section 5.1    Title. Buyers have received the Proforma Title Policies and the Existing Surveys.
(a)    Amendments to Proforma Title Policies. All exceptions to title first raised by the Title Company in any amendments to the Proforma Title Policies that are approved or deemed approved by Buyers pursuant to this Section shall be Permitted Exceptions. Buyers shall have the right to object to any matters shown as exceptions to title that are first raised by the Title Company in any amendments to a Proforma Title Policy received following the date hereof, other than Permitted Exceptions (each, a “New Exception”), by giving written notice to the applicable Seller of the New Exceptions to which Buyers are objecting not later than five (5) Business Days after the issuance and delivery to Buyers of any such amendment (or the Closing Date, whichever is earlier, provided, however, if the Buyers receive any such amendment within three (3) Business Days or less of the Closing Date then Buyers shall have the right to extend the Closing Date by up to three (3) Business Days in order to provide any such written notice to the applicable Seller). If Buyers do not object to any New Exception raised in an amendment to a Proforma Title Policy by giving timely written notice as herein provided, then such New Exception shall be a Permitted Exception. In the event Buyers give timely written notice of objection to any New Exception provided herein, the applicable Seller shall have five (5) Business Days to respond to such by written notice (a “New Exception Response”) to Buyers informing Buyers of such Seller’s election with respect to the New Exceptions objected to by Buyers (and the Closing Date for all of the Properties shall be extended for a period not to exceed ten (10) Business Days as necessary to allow for such Seller to respond to Buyers’ notice, if at all). If such Seller fails to give a New Exception Response on or before such date, such Seller shall be deemed to have elected not to attempt to cure any such New Exceptions. If such Seller elects to attempt to cure any New Exceptions, Sellers shall be entitled to one or more reasonable adjournments of the Closing to allow such Seller to attempt such cure (by either causing the title exception to be released from the applicable Real Property, or by having the Title Company agree to insure over such New Exception), but in no event shall such adjournments exceed forty-five (45) days in the aggregate after the original scheduled Closing Date set forth in Section 2.3 to attempt such cure, but Sellers shall not be obligated to expend any sums, commence any suits or take any other action in order to effect the same. If such Seller elects not to cure (or is deemed to have elected not to cure) any exceptions objected to in a New Exception Response (by causing the same to no longer encumber the applicable Real Property or be removed from the Proforma Title Policy) or if, after electing to attempt to cure, such Seller determines that it is unwilling or unable to remove, satisfy, or otherwise cure any such exceptions and such Seller notifies Buyers of the same, Buyers’ sole remedy hereunder in such event shall be either: (i) to accept title to the Real Property subject to such New Exceptions as if Buyers had not objected thereto and without reduction of the Purchase Price or (ii) to terminate this Agreement and exercise its right to reimbursement pursuant to Article IX, whereupon the Deposit shall be promptly returned to Buyer and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that the same expressly survive termination of this Agreement. In order to terminate this Agreement pursuant to this Section 5.1(a) as a result of a New Exception, Buyers must give written notice to Sellers of their election to terminate not later than (x) five (5) Business Days after receipt of written notice from the applicable Seller that, having previously elected to attempt to cure such New Exception, that it is unable or unwilling to do so, or (y) at the Closing if such Seller fails to cure any such New Exceptions which such Seller has elected to cure. If Buyers fail to give timely notice of its election to terminate for any reason whatsoever, such New Exceptions shall be deemed to be Permitted Exceptions.
(b)    Notwithstanding anything to the contrary contained herein, Sellers agree that on or before the Closing, (i) Sellers shall remove or cause to be removed from the condition of title to each Property, at no cost to Buyers: (A) all mechanics liens recorded or unrecorded and encumbrances created by or as a result of Sellers’ activities or voluntarily recorded or otherwise placed, or expressly permitted to be placed by Sellers on the Property on or following the date hereof; (B) all mortgages, deeds of trust, security instruments, financing statements or other similar instruments recorded or unrecorded; (C) tax liens and real estate taxes, water rates and sewer rents and taxes which can be discharged by the payment of money, each of which remain due and unpaid and/or of record as of the Closing Date, subject to any applicable adjustments pursuant to Section 2.5; and (D) any other liens and encumbrances not specifically enumerated in the foregoing clauses (A) through (C) that currently exist on an individual Property which can be removed by payment of a liquidated sum and which are due and payable but which remain unpaid and/or of record as of the Closing; provided, however, that with respect to the items specified in this clause (D), in no event shall Seller be obligated to remove or cure: (x) any item caused by any tenants under the Leases or pursuant to any new leased entered into after the Effective Date in accordance with the terms of this Agreement, (y) any item caused by Buyers or Buyers’ agents, and/or (z) expend amounts in excess of TEN MILLION AND NO/100 DOLLARS ($10,000,000) in the aggregate other than with respect to the Existing Mortgage Indebtedness which shall be removed; (ii) Sellers shall be responsible for all yield maintenance, prepayment penalties and/or other similar fees and charges required by any lender to remove items in clause (B) above; and (iii) Sellers shall have no right to decline to remove the same pursuant to the foregoing (collectively, the “Required Removal Items”). In furtherance of the foregoing, Buyers shall be entitled to use a portion of the Purchase Price to satisfy the Required Removal Items.
ARTICLE VI
COVENANTS
Section 6.1    Conduct of Business Prior to Closing. Except as permitted under this Section 6.1, during the pendency of this Agreement, each Seller:
(a)    will conduct its business and operations in the ordinary course of business consistent with past practices and use commercially reasonable efforts to maintain, repair and preserve intact the Real Properties;
(b)    without the prior written consent of the Buyers,:

(i)    which consent is not to be unreasonably withheld, conditioned or delayed, will not enter into, materially amend or terminate any Service Contract, except for contracts that are terminable without cause and without payment of a penalty on not more than 30-days’ notice;
(ii)    will not enter into any new lease, or amend, modify or terminate any Lease;
(iii)    will not fail to maintain in effect all casualty insurance policies now maintained on the Properties, which shall at a minimum insure the full replacement cost of the Properties (subject to reasonable deductibles) up to and including the Closing Date;
(iv)    not transfer, sell, or encumber any Real Property and will not solicit or enter into any negotiations regarding same;
(v)    not remove, sell, transfer or encumber any Personal Property from its Real Property except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal;
(vi)    will not enter into any agreement to do any of the foregoing; and
(vii)    will not grant any waivers or concessions to any Tenants not expressly provided for in the Leases.
(c)    Within ten (10) days of the Effective Date, deliver to Buyers a true, correct and complete list of all tenant files and operational materials for the Real Property as described in Section 7.1.
Section 6.2    Estoppels. Seller shall use commercially reasonable efforts to obtain the Tenant Estoppel Certificates, the Condo Board Estoppel Certificate and the Ground Lease Estoppel Certificate and otherwise comply with the requirements set forth in Section 8.2(f), (m) and (n).
Section 6.3    Required Works. Due to the need to rectify certain defects and non-compliance matters at one or more of the Properties as set forth on Schedule 6.3 attached hereto, Buyers shall receive a credit against the Purchase Price, which shall be allocated on a pro rata basis among the Buyers or as otherwise shown on the Closing Statement, in the amount of TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($2,800,000.00).
Section 6.4    Further Assurances. Each of the Parties will use all commercially reasonable efforts to take, or to cause to be taken, all appropriate action and will do, or cause to be done, all things, necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

Section 6.5    Public Announcements. Without the prior written consent of each of the Parties, none of the Sellers, the Buyers, any of their respective Affiliates or any Representatives of any of the foregoing, will issue any press release or otherwise make any public announcement with respect to this Agreement, the transactions contemplated hereby and the identity of the other Parties and their respective Affiliates, except as may be required by applicable Law, in which case, prior to any disclosure, the disclosing Party will immediately notify and consult with the other Parties with respect to such disclosure. Notwithstanding the foregoing, in order to comply with applicable Laws, one or more of Sellers’ or Buyers’ parent entities shall be permitted to issue a press release on or shortly after the Effective Date and the Closing Date. The parties shall consult with each other on the contents of the mandated press releases but neither Sellers’ nor Buyers’ prior written consent shall be required. Any information publicly disclosed pursuant to this Section 6.5 may be used by the Sellers and Buyers and their respective representatives and affiliates, in any form or format.
Section 6.6    U.S. Governmental Filings. Buyers and Sellers mutually agree that, if any agency of the United States government requests, prior to Closing, that the Parties submit any notices or filings, the Parties will use commercially reasonable efforts to cooperate in the preparation, coordination, and submission of such a notice or filing as promptly as practicable following receipt of the request.
Section 6.7    Bulk Sales Certificates. Sellers shall use commercially reasonable efforts to obtain the required certificates and other documents to meet the obligations set forth in Sections 8.2(h), (i), (j) and (k).
Section 6.8    Access. During the pendency of this Agreement, Buyers and their Representatives shall have the right to access the Properties and Information and to conduct various diligence exercises. During such time, the Sellers shall cooperate with Buyers in order to facilitate a smooth transition of the ownership of the Properties.
Section 6.9    180 Peachtree Condo Association Insurance Policy. Seller shall use commercially reasonable efforts to comply with the requirements set forth in Section 8.2(o).
Section 6.10    Parking Garage Lease. Prior to Closing, Sellers shall use commercially reasonable efforts to deliver the Parking Garage Lease executed by the tenant thereunder and incorporating any amendments thereto as agreed by the Buyers, to the Deposit Escrow Agent in connection with the Closing.
Section 6.11    Personal Property Inventory. Prior to Closing, Sellers shall use commercially reasonable efforts to cooperate with Buyer in obtaining a comprehensive inventory of all Personal Property (e.g., all equipment owned by Sellers falling into any category of equipment set forth on Schedule 6.11) for each of the Properties (the “Final Personal Property Inventory List”).

Sellers shall permit, coordinate and cooperate with any consultants for Buyers to attend all inventory inspections at the Properties. Each party shall bear their own costs in connection with the foregoing.
Section 6.12    ServerFarm Agreements. Seller shall use commercially reasonable efforts to obtain the consent and agreement from the “SubManager” under the ServerFarm PSLA, to address the following (the “ServerFarm Consent”), (i) that the “Manager” under the ServerFarm PSLA can assign its interest in the ServerFarm PSLA to an affiliate of the advisor to Carter Validus Mission Critical REIT, Inc. that is the manager under the Property Management Agreement (the “Property Manager”), (ii) that the “Owner” under the ServerFarm PSLA transferred the Property with respect thereto to the applicable Buyer hereunder, (iii) the “Manager” under the ServerFarm PSLA will have the right to terminate same upon the termination of the Property Management Agreement with respect to the applicable Property covered by the ServerFarm PSLA and/or upon 30 days’ notice, (iv) that the ServerFarm PSLA and the Cam Reimbursement Agreement dated as of April 28, 2014 between DC-1805 Center Park Drive, LLC (the “Owner” under the ServerFarm PSLA) and SFR NC 1, LLC and Server Farm Realty, LLC (the “CAM RA”) shall remain in effect, and (v) acknowledge that DC-1805 Center Park Drive, LLC has assigned its interest in the CAM RA to the applicable Buyer hereunder. Notwithstanding anything herein to the contrary, if the ServerFarm Consent is not obtained, at Buyer’s election, Seller will structure the Property Management Agreement so that the Manager under the ServerFarm PSLA will act as a sub manager under the Property Management Agreement so it will not have to assign its interest in the ServerFarm PSLA, and as otherwise to implement the intention of the Parties with respect to the ServerFarm PSLA and CAM RE.
Section 6.13    1805 Center Park Drive. Sellers have recently informed Buyers that there is a special obligation to pay the “Additional Purchase Price” pursuant to and as defined in that certain Purchase Agreement by and between SFR NC1, LLC (as seller) and Carter Validus Properties, LLC (as purchaser), pursuant to which its affiliate, DC-1805 CENTER PARK DRIVE, LLC, acquired the Property located at 1805 Center Park Drive, Charlotte, North Carolina (the “1805 Purchase Agreement”). Sellers have provided a true, correct, and complete copy of the 1805 Purchase Agreement Buyers, and there exists no default thereunder. Sellers have also informed Buyers that in connection with acquiring the Property at 1805 Center Park Drive, Charlotte, NC, that Buyers would have to assume the obligation under the 1805 Purchase Agreement to pay the Additional Purchase Price, upon the conditions for payment of same being satisfied. Sellers have agreed to cooperate with Buyers and provide Buyers such reasonable information and documentation to determine if Buyers are willing to assume such obligation, including agreeing on the form of an assumption agreement with respect to the Additional Purchase Price payment obligation. Buyers shall have the right to either (i) elect to assume such obligation, or (ii) elect to drop such Property from this transaction under this Agreement, which election shall be made within ten (10) Business Days of the date hereof, and failure to make such election shall be deemed to have elected option (i). If Buyers elect option (i) to assume such obligation, then at Closing, the applicable Buyer will assume such obligation pursuant to a reasonably acceptable assignment and assumption agreement and the various Closing deliverables required pursuant to this Agreement shall be deemed revised to include such assignment and assumption agreement. If Buyers elect option (ii) to not assume such obligation, then such Property shall be deemed deleted from this Agreement for all purposes, and the applicable Buyer and applicable Seller shall have no further obligations under this Agreement, the Purchase Price shall be reduced by the Allocated Purchase Price set forth for such Property on Schedule A, and other changes shall be deemed made to address the removal of such Property, the applicable Seller and the applicable Buyer from this Agreement. Notwithstanding anything to the contrary herein, this Section 6.13 shall supersede all other provisions in this Agreement.

ARTICLE VII
SELLERS’ AND BUYERS’ DELIVERIES
Section 7.1    Sellers’ Deliveries into Escrow. No less than one (1) Business Day prior to the Closing Date, each Seller shall deliver, or cause to be delivered into escrow pending the Closing the following (fully executed, witnessed and acknowledged, as applicable):
(a)    Closing Documents. The Closing Documents, executed by each applicable Seller;
(b)    Property Management Agreement. The Property Management Agreement, executed by the Property Manager.;
(c)    Asset Management Agreement. The Asset Management Agreement, executed by an affiliate of the advisor to Carter Validus Mission Critical REIT, Inc.;
(d)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Properties;
(e)    FIRPTA. A “non-foreign person” certification pursuant to Section 1445 of the Code in the form attached hereto as Exhibit F (the “FIRPTA Affidavit”);
(f)    Payoff Letters. Customary payoff letters to allow for the payoff, termination and discharge of all Existing Mortgage Indebtedness;
(g)    Tenant Files. All tenant files, including all Leases and amendments thereto (including all original documents), work orders and other documents with respect to the Leases (including all guaranties and letters of credit), and receipts for all security deposits, not previously delivered to Buyer; it being understood that Sellers shall have satisfied its delivery obligations by making the same available to Buyers to pick up from Sellers or Sellers’ property manager;

(h)    Letter of Credit. Letter of credit transfer application form(s) with respect to the Peak 10 tenant at 5150 McCrimmon Parkway, executed by the applicable Seller.
(i)    Bulk Sales; Tax Successor Liability. Evidence satisfactory to Buyers that Sellers have complied with their obligations under Sections 8.2(h), (i), (j) and (k), including, without limitation, the completed and executed Form IT-AFF1 and the completed and executed Form 593-C, or Seller confirms its obligations to cause the Seller Affiliate Indemnity to apply with respect to the indemnification obligations contemplated by Sections 8.2(h), (i), (j) and (k);
(j)    Estoppels. To the extent not previously delivered to Buyers, originals of (i) the Tenant Estoppel Certificates obtained (and, if applicable, Landlord Estoppel Certificates) pursuant to Section 8.2(f), (ii) the Condo Board Estoppel Certificate pursuant to Section 8.2(m), and (iii) the Ground Lease Estoppel Certificate pursuant to Section 8.2(n), to the extent the original has been provided to Sellers;
(k)    Owner’s Affidavit. The Owner’s Affidavit, executed by each Seller;
(l)    [Intentionally Omitted.]
(m)    [Intentionally Omitted.]
(n)    Condo Board Resignation Letters. Evidence reasonably acceptable to Buyers that all Representatives of any Seller or any of their Affiliates that serve as a board member of any condominium board or similar governing body with respect to any Property has resigned as of Closing;
(o)    180 Peachtree Condo Association Policy. Evidence reasonably acceptable to Buyers of the transfer for the Traveler’s Policy for the benefit of the applicable Buyer in accordance with Section 8.2(o);
(p)    Parking Garage Lease. The Parking Garage Lease duly executed by Seven One Seven Parking Services of GA, Inc.;
(q)    Notice of Condo Unit Sale. Evidence that the applicable Seller has provided written notice of the sale of its “Units” (as such term is defined in the Condo Documents) to the “Board” (as such term is defined in the Condo Documents);
(r)    ServerFarm Consent. Delivery of the ServerFarm Consent in form and substance reasonably acceptable to Buyers, and, if applicable, assign the ServerFarm PSLA to the Property Manager; and
(s)    Additional Documents. Any additional documents that Deposit Escrow Agent or the Title Company may reasonably and customarily require for the proper consummation of the transaction contemplated by this Agreement which do not impose material additional liability on the Seller except to the extent expressly required hereunder, including, without limitation, Owner’s Affidavit and such authority documents reasonably required by the Title Company to issue the Title Policies and in any event consistent with Sellers’ obligations under Section 5.1 (including Seller’s obligation to remove the Required Removal Items).
Section 7.2    Buyers’ Deliveries into Escrow. No less than one (1) Business Day prior to the Closing Date, Buyers shall deliver, or cause to be delivered into escrow pending the Closing the following (fully executed, witnessed and acknowledged, as applicable):
(a)    Purchase Price. The balance of the Purchase Price as set forth in the Closing Statement which shall reflect any escrows required pursuant to the terms of this Agreement.
(b)    Closing Documents: The Closing Documents that require Buyers’ signature, executed by Buyers;
(c)    Property Management Agreement. The Property Management Agreement, executed by each applicable Buyer or their Affiliates;
(d)    Asset Management Agreement. The Asset Management Agreement, executed by each applicable Buyer or their Affiliates;
(e)    [intentionally omitted];
(f)    [intentionally omitted];
(g)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Properties;
(h)    Parking Garage Lease. The Parking Garage Lease duly executed by the applicable Buyer;
(i)    Additional Documents. Any additional documents that Deposit Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement which do not impose material additional liability on the Sellers except to the extent expressly required hereunder.
Section 7.3    Delivery By Sellers and Buyers. Concurrently with Closing, Sellers and Buyers shall deliver, or cause to be delivered into escrow, the following:
(a)    Transfer Tax Returns. The returns and reports required under the applicable transfer tax or stamp tax laws, if any, and any other tax laws applicable to the transactions contemplated herein;

(b)    Closing Statement. The Closing Statement, executed by each Buyer and each Seller;
(c)    Notice to Tenants. Letters to tenants under the Leases, in the form attached hereto as Exhibit G; and
(d)    Additional Documents. Any additional documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.
Section 7.4    Other Closing Deliveries. Upon the Closing, Sellers shall leave at each Property or make available to Buyers to pick up from Sellers or Sellers’ property manager (to the extent in Sellers’ possession or control): the original Leases; copies or originals of all Assumed Contracts; all keys and combinations, if any, used in the operation of each Property; and, if in Seller’s possession or control, originals or, if originals are unavailable, copies of site plans, operation and maintenance manuals, construction and manufacturer warranties, permits and licenses relating to the ownership, use or operation of each Property and any “as-built” plans and specifications, architectural renderings, engineering plans, engineering reports, floor plans and other similar plans or diagrams of the Improvements.
Section 7.5    Letters of Credit.  Sellers shall provide by Closing such transfer forms, executed by Sellers if so required, to make application to the issuing banks of any transferable letters of credit to transfer each of the transferable letters of credit; provided, that the execution of any transfer forms and/or the actual transfer of such letters of credit by such issuing banks shall not be a condition to Buyers’ obligation to close under this Agreement.
ARTICLE VIII
CONDITIONS TO SELLERS’ AND BUYERS’ OBLIGATIONS
Section 8.1    Conditions to Obligations of the Sellers. The obligations of each Seller to consummate the transactions contemplated by this Agreement will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Sellers in their sole discretion:
(a)    as of the Closing Date, Buyers have performed its material obligations hereunder and all deliveries to be made at Closing by Buyers pursuant to Section 7.2 and Section 7.3 shall have been tendered;
(b)    each of the representations and warranties of the Buyers being true and correct in all material respects as of the date hereof and as of the Closing;
(c)    no Governmental Authority having issued any order or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or having commenced any proceeding for the purpose of obtaining any such order or injunction; and

(d)    no provision of any applicable Law prohibiting the consummation of the transactions contemplated by this Agreement.
Section 8.2    Conditions to Obligations of the Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyers in their sole discretion:
(a)    Each Seller’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), subject to Section 3.29;
(b)    As of the Closing Date, each Seller shall have performed its respective material obligations hereunder and all deliveries to be made at Closing by such Seller pursuant to Section 7.1 and Section 7.3 shall have been tendered;
(c)    no Governmental Authority having issued any order or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or having commenced any proceeding for the purpose of obtaining any such order or injunction;
(d)    no provision of any applicable Law prohibiting the consummation of the transactions contemplated by this Agreement;
(e)    the Title Company shall have issued, or shall have irrevocably committed to issue, as of the Closing Date, the Title Policies upon receipt of payment of the premium therefor payable by Buyers, subject only to the Permitted Exceptions. The Title Policies may contain any endorsements reasonably requested by Buyers; provided, that if the Title Company is unable or unwilling to provide any of the foregoing endorsements to Buyers’ Title Policies which are not on the Proforma Title Policies, Buyer shall nevertheless be obligated to proceed to the Closing of the transactions contemplated by this Agreement. No Seller shall have any obligation to provide any affidavits, personal undertakings or title indemnities to the Title Company respecting the issuance of the Title Policies or any endorsements to the Title Policies; provided, that Sellers will provide the Title Company with a customary owner’s affidavit (collectively, an “Owner’s Affidavit”) with respect to its Real Property, in form and substance as set out on Exhibit L with such other averments as may be reasonably required by the Title Company to delete all standard exceptions and to issue the Title Policies subject only to the Permitted Exceptions, and deliver such other documents, consents and resolutions as may be reasonably requested by the Title Company;
(f)    Sellers shall have delivered a tenant estoppel certificate (“Tenant Estoppel Certificate”) from Tenants occupying in the aggregate, one hundred percent (100%) of the leased and occupied rentable space in each Real Property as of the Closing Date, either (i) substantially conforming to the form estoppel certificate attached to the applicable Lease, or (ii) in the form attached hereto as Exhibit I. Each Tenant Estoppel Certificate, in order to be effective, must be dated no earlier than thirty (30) days prior to the Closing Date. Each Tenant Estoppel Certificate must be completed to reflect the terms of the Lease and must not, unless expressly waived by Buyers in writing, disclose any material defaults or material breaches of the applicable Seller’s representations and warranties herein. Sellers agree to use all commercially reasonable efforts to obtain and deliver to Buyers the executed Tenant Estoppel Certificates no later than the fifth (5th) Business Day prior to the Closing Date. If Sellers are able to deliver Tenant Estoppel Certificates that are sufficient as set forth above for at least eighty-five percent (85%) of the leased and occupied rentable space of the Real Property in the aggregate as of the Closing Date, but Sellers are unable to deliver any other Tenant Estoppel Certificate, Sellers may, but shall not be required to, satisfy the condition set forth in this Section 8.2(f) by delivery of a landlord estoppel certificate in place thereof (“Landlord Estoppel Certificate”) for up to fifteen (15%) percent of the leased and occupied rentable space of the Real Property in the aggregate as of the Closing Date, which Landlord Estoppel Certificate shall be in substantially the same form as the Tenant Estoppel Certificate; provided, however, if Sellers deliver any such Landlord Estoppel Certificate and subsequently obtains a Tenant Estoppel Certificate from the Tenant to which a Landlord Estoppel Certificate relates, Sellers shall be released from any obligations and liabilities thereunder or in respect thereof to the extent the subject Tenant Estoppel Certificate is consistent with the respective Landlord Estoppel Certificate. Notwithstanding anything to the contrary contained herein, Sellers shall not be in default for failure to satisfy the condition set forth in this Section 8.2(f) and Buyer’s sole recourse for such failure shall be to terminate this Agreement and receive the Deposit. Notwithstanding the foregoing, (1) with respect to the Tenant Estoppel Certificates pertaining to the three (3) tenants (CPI Security Systems, Inc., Peak 10, Inc., and PPD) at 5150 McCrimmon Parkway, such Tenant Estoppel Certificates shall contain a provision confirming the correct name of the landlord entity as DC-5150 McCrimmon Parkway, LLC, a Delaware limited liability company, and (2) the Tenant Estoppel Certificate pertaining to Internap Network Services Corporation (“Internap”), as tenant at the Real Property located at 1221 Coit Road, Plano, TX 75075, shall include language reasonably acceptable to Buyers, that Internap has no right of first offer, refusal or option to purchase pursuant to its lease. Notwithstanding the foregoing, no Landlord Estoppel Certificate will be accepted with respect to Internap. In addition, DC-5150 McCrimmon Parkway, LP shall be required to countersign all Tenant Estoppel Certificates pertaining to 5150 McCrimmon Parkway. Buyers or Sellers shall be entitled to extend the original scheduled Closing Date for up to forty-five (45) days, if necessary, in order for Sellers to obtain the Tenant Estoppel Certificates; provided further, that any Landlord Estoppel Certificate shall not be subject to the limitations set forth in Section 3.30;
(g)    Seller shall have complied with the requirements set forth in Section 6.3.
(h)    Texas Bulk Sale Certificate. Sellers shall have delivered a Certificate of No Tax Due from the Texas Comptroller of Public Accounts (the “Texas Tax Certificate”), provided that in the event Sellers have made application for the Texas Tax Certificates but such certificates have not been delivered by Closing, then Sellers shall indemnify the Buyers for any tax liability that may arise due to the failure to obtain such Tax Clearance Certificates. Such indemnity shall survive until (1) the delivery of the Texas Tax Certificates, except to the extent such Tax Clearance Certificate reflects a potential tax liability, in which case Sellers shall pay such liability in full and such liability shall survive until paid in full, or (2) any claim made pursuant to this Section 8.2(h) has been fully satisfied. If Sellers have not obtained the Texas Tax Certificate by Closing then Sellers shall use commercially reasonable efforts post-Closing to obtain the same. Notwithstanding anything to the contrary in this Agreement, any amounts paid by any Seller pursuant to this indemnity shall not be subject to any liability limitations or survival periods set forth in this Agreement. This Section 8.2(h) shall survive Closing.
(i)    Pennsylvania Bulk Sale Certificate. If the Property constitutes fifty-one percent (51%) or more of the assets of any Seller located in Pennsylvania, Sellers shall, upon the execution of this Agreement, give written notices (with a copy to Buyers) identifying Buyers as the purchaser as required under the Act of May 25, 1939, P.L. 189, No. 97, 69 P.S. § 529, the Act of May 29, 1951, P.L. 508, No. 126, 72 P.S. § 1403(a), the Act of March 4, 1971, P.L. 6, No. 2, 72 P.S. § 7240, and the Act of August 4, 1991, P.L. 97, No. 22, 72 P.S. § 7321.1, and their respective amendments, and Sellers shall file all returns and schedules, shall pay all taxes, and shall take all other necessary action to cause the Pennsylvania Department of Revenue to issue a Bulk Sales Clearance Certificate showing that no taxes are payable by Sellers to the Commonwealth of Pennsylvania, a copy of which shall be promptly delivered to Buyers. If Sellers fail to obtain a Bulk Sales Clearance Certificate by Closing, then Sellers shall indemnify, defend and hold Buyers harmless from and against any and all losses, claims, damages and liabilities, including without limitation, tax liabilities and attorneys’ fees and costs of defense, which may be incurred by Buyers in connection with Sellers’ obligations under this Section 8.2(i) and non-payment by Sellers of any taxes imposed upon Sellers. Such indemnity shall survive until (1) the delivery of a Bulk Sales Clearance Certificate, except to the extent any such certificate reflects a potential tax liability, in which case Seller shall pay such liability in full and such liability shall survive until paid in full, or (2) any claim made pursuant to this Section 8.2(i) has been fully satisfied. If Sellers have not obtained a Bulk Sales Clearance Certificate by Closing then Sellers shall use commercially reasonable efforts post-Closing to obtain the same. Notwithstanding anything to the contrary in this Agreement, any amounts paid by any Seller pursuant to this indemnity shall not be subject to any liability limitations or survival periods set forth in this Agreement. This Section 8.2(i) shall survive Closing.
(j)    Notice to New Jersey Division of Taxation; Tax Clearance Letter. Sellers shall cooperate in providing the information needed so that Buyers can file and serve the notice required by N.J.S.A. 54:50-38 et seq., and any other applicable state statute, concerning this impending sale of commercial real property, including notice to the Bulk Sales Unit of the State of New Jersey, Division of Taxation (the “Division”), and Sellers agree to fully comply with N.J.S.A. 54:50-38 et seq. and applicable statutes. Such cooperation shall include promptly supplying to Buyers the information requested of Sellers on the New Jersey State form known as the “Notification of Sale, Transfer, or Assignment in Bulk”, and any other and additional information that may be reasonably requested by the Division, such as, for example, the information requested in any Asset Transfer Tax Declaration form. Buyers and Sellers acknowledge that it is within the authority of the Division, to direct that a portion of the Purchase Price be withheld from Sellers and placed into escrow at Closing. Buyers and Sellers agree to abide by all notifications of the Division. Buyers and Sellers agree that in the event that such an escrow is required by the State of New Jersey, Deposit Escrow Agent shall act as escrow holder in connection with any required escrow. The escrow monies will be held in escrow in a non-interest bearing account until the Division makes a final determination as to the amount of any State taxes owed by Sellers, and the escrow monies will be released in accordance with, and only upon receipt of, a Tax Clearance Letter from the Division. The Deposit Escrow Agent shall be authorized to pay to the State of New Jersey such amounts as may be ultimately determined by the Division to be due and owing. If Sellers fail to obtain a Tax Clearance Letter by Closing, then Sellers shall indemnify, defend and hold Buyers harmless from and against any and all losses, claims, damages and liabilities, including without limitation tax liabilities and attorneys’ fees and costs of defense, which may be incurred by Buyers in connection with Sellers’ obligations under this Section 8.2(j). Such indemnity shall survive until (1) the delivery of a Tax Clearance Letter, except to the extent any such certificate reflects a potential tax liability, in which case Seller shall pay such liability in full and such liability shall survive until paid in full, or (2) any claim made pursuant to this Section 8.2(j) has been fully satisfied. If Sellers have not obtained a Tax Clearance Letter by Closing then Sellers shall use commercially reasonable efforts post-Closing to obtain the same. Notwithstanding anything to the contrary in this Agreement, any amounts paid by any Seller pursuant to this indemnity shall not be subject to any liability limitations or survival periods set forth in this Agreement. This Section 8.2(j) shall survive Closing.
(k)    With respect to any Properties located in California, Georgia, Michigan, North Carolina, Tennessee or Wisconsin, Sellers shall have delivered all clearance certificates or other forms required for each applicable jurisdiction, including, without limitation, the completed and executed Form IT-AFF1 for exemption of withholding tax for Georgia (“Form IT-AFF1”) and the completed and executed Form 593-C for California pertaining to the exemption of withholding requirement (“Form 593-C”), provided that in the event Seller has made application for such certificates but such certificates have not been delivered by Closing, then the Seller shall indemnify the Buyer for any tax liability that may arise due to the failure to obtain such certificates. Such indemnity shall survive until (1) the delivery of such certificates, except to the extent any such certificate reflects a potential tax liability, in which case Seller shall pay such liability in full and such liability shall survive until paid in full, or (2) any claim made pursuant to this Section 8.2(k) has been fully satisfied. If Sellers have not obtained all required certificates by Closing then Sellers shall use commercially reasonable efforts post-Closing to obtain all required certificates. Notwithstanding anything to the contrary in this Agreement, any amounts paid by any Seller pursuant to this indemnity shall not be subject to any liability limitations or survival periods set forth herein. In addition, if any jurisdiction requires the Buyers to escrow any funds, Buyers shall comply with such requirements and Sellers shall cooperate with Buyers to ensure that all liabilities are fully paid for and that certificates reasonably acceptable to Buyer are obtained. This Section 8.2(k) shall survive Closing.
(l)    [Intentionally Omitted]
(m)    Condo Board Estoppel Certificate. Sellers shall have delivered an estoppel certificate (“Condo Board Estoppel Certificate”) from the condo board of 180 Peachtree as of the Closing Date, either (i) substantially conforming to the form estoppel certificate attached to the applicable 180 Peachtree Condo Documents, or (ii) in the form attached hereto as Exhibit M. The Condo Board Estoppel Certificate, in order to be effective, must be dated no earlier than thirty (30) days prior to the Closing Date. The Condo Board Estoppel Certificate must be completed to reflect the terms of the applicable Condo Documents and must not, unless expressly waived by Buyers in writing, disclose any material defaults or material breaches of the applicable Seller’s representations and warranties herein. Sellers agree to use all commercially reasonable efforts to obtain and deliver to Buyers the executed Condo Board Estoppel Certificate no later than the fifth (5th) Business Day prior to the Closing Date. Notwithstanding anything to the contrary contained herein, Sellers shall not be in default for failure to satisfy the condition set forth in this Section 8.2(m) and Buyers’ sole recourse for such failure shall be to terminate this Agreement and receive the Deposit. Buyers or Sellers shall be entitled to extend the original scheduled Closing Date for up to forty-five (45) days, if necessary, in order for Sellers to obtain the Condo Board Estoppel Certificate.
(n)    Sellers shall have delivered a landlord estoppel certificate (“Ground Lease Estoppel Certificate”) from the landlord under the Ground Lease as of the Closing Date, either (i) substantially conforming to the form estoppel certificate attached to the Ground Lease, or (ii) in the form attached hereto as Exhibit N. The Ground Lease Estoppel Certificate, in order to be effective, must be dated no earlier than thirty (30) days prior to the Closing Date. The Ground Lease Estoppel Certificate must be completed to reflect the terms of the Ground Lease and must not, unless expressly waived by Buyers in writing, disclose any material defaults or material breaches of the applicable Seller’s representations and warranties herein. Sellers agree to use all commercially reasonable efforts to obtain and deliver to Buyers the executed Ground Lease Estoppel Certificate no later than the fifth (5th) Business Day prior to the Closing Date. . Notwithstanding anything to the contrary contained herein, Sellers shall not be in default for failure to satisfy the condition set forth in this Section 8.2(n) and Buyers’ sole recourse for such failure shall be to terminate this Agreement and receive the Deposit. Buyers or Sellers shall be entitled to extend the original scheduled Closing Date for up to forty-five (45) days, if necessary, in order for Sellers to obtain the Ground Lease Estoppel Certificate.
(o)    Sellers shall have arranged for the transfer of the Traveler’s Casualty and Surety Company of America’s Community Association Management Liability Policy with Crime Coverage with respect to the Condo Association at 180 Peachtree (the “Traveler’s Policy”), to the applicable

Buyer and such policy shall continue in effect (providing coverage to the applicable Buyer) until its expiration on January 3, 2018.
(p)    Sellers shall have delivered (i) the AT&T First Amendment to Memo of Lease to the Deposit Escrow Agent to be recorded in connection with the Closing or (ii) evidence reasonably acceptable to Buyers that the AT&T First Amendment to Memo of Lease has been recorded or filed for recording such that the Title Company is prepared to (1) remove the right of first offer exception described in that certain Memorandum of Lease and Notice of Right of First Offer, recorded December 18, 2013 as Instrument No. 2013-0725385 in the official records of San Diego County, from the 7337 Trade Street, San Diego, CA Proforma Title Policy and (2) insure over such exception.
(q)    With respect to that certain unrecorded lease (the “Windstream Lease”), dated June 7, 2013, by and between SFR NC1, LLC, as lessor, and Windstream Hosted Solutions, LLC (“Windstream”), as tenant, as evidenced by that certain Memorandum of Lease, dated June 7, 2013 and recorded in Book 28412, Page 204, Mecklenburg County Registry, Sellers shall have caused the Title Company to be prepared to (1) remove the right of first offer and first refusal exception from the applicable Title Policy and (2) insure over such exception.

ARTICLE IX
DEFAULT; FAILURE OF CONDITION; TERMINATION
Section 9.1    Buyer’s Default. If as of the Closing Date, Buyers are in material default (which is not fully cured after specific written demand for cure by Sellers within the later of (a) the Closing Date and (b) seven (7) Business Days of such demand) in any of its representations, warranties or obligations under this Agreement, then, Sellers may elect to terminate this Agreement by providing written notice to Buyers, in which case Buyers shall immediately forfeit the Deposit, and the Deposit Escrow Agent shall deliver the Deposit to Sellers as Sellers’ sole and exclusive remedy, and the parties hereto shall have no further obligations under this Agreement (except for such obligations that survive the termination of this Agreement). Notwithstanding anything to the contrary contained herein, provided that if as a result of any error or negligence by Buyers’ transmitting bank or Deposit Escrow Agent’s receiving bank, any default shall arise, Buyers’ time to comply shall be automatically extended to enable the applicable bank to cure same.
THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 9.1, THE DAMAGES THAT SELLERS WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN AND THAT THE DEPOSIT CONSTITUTES A REASONABLE GOOD FAITH ESTIMATE OF SUCH DAMAGES. ACCORDINGLY, THE PARTIES AGREE THAT SELLERS SHALL RETAIN THE DEPOSIT AS FULL AND COMPLETE LIQUIDATED DAMAGES, AND NOT AS A PENALTY AND AS SELLERS’ SOLE AND EXCLUSIVE

REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT SELLERS SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION.
Section 9.2    Seller Default. If Sellers, prior to the Closing, default in their representations, warranties, covenants or obligations under this Agreement, and such default continues for more than ten (10) days after written notice from Buyers (other than a failure to close on the scheduled Closing Date for which there shall be no cure period), then Buyers, at Buyer’s election and as its sole and exclusive remedies, may elect to either (i) terminate this Agreement, in which case Sellers shall reimburse Buyers for their actual, documented out-of-pocket costs and expenses incurred in connection with this Agreement, not to exceed TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), the Deposit Escrow Agent shall refund the Deposit to Buyers, and the parties hereto shall have no further rights or obligations under this Agreement (except for such obligations that expressly survive the termination of this Agreement), or (ii) seek specific performance of Sellers’ obligation to consummate the transactions for Closing pursuant to this Agreement (provided, however, at any time after seeking specific performance, Buyer may elect option (i) above). Buyers may seek specific performance of Sellers’ obligations pursuant to this Agreement only if Buyers file suit therefor with the court on or before the sixtieth (60th) day after the Closing Date (as it may be extended). If Buyers fail to file an action for specific performance within sixty (60) days after the Closing Date (as it may be extended), then Buyers shall be deemed to have elected to terminate the Agreement in accordance with subsection (i) above. Notwithstanding the foregoing, in the event the remedy of specific performance with respect to any Property is unavailable to Buyers as a result of the intentional actions of the applicable Seller, then Buyers may elect to seek all actual, but not punitive or consequential, damages incurred by Buyers by reason of such Seller’s default, in an amount not to exceed TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS $2,500,000.00, provided, further that notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to liquidated damages equal to TWENTY PERCENT (20%) OF THE PURCHASE PRICE if Sellers took a willful and intentional action to transfer or encumber any Property or amended, modified or terminated any Lease. THE PARTIES ACKNOWLEDGE AND AGREE THAT IF BUYERS SUSTAIN ANY DAMAGE AS A RESULT OF SELLERS’ WILLFUL AND INTENTIONAL ACTS AND SUCH ACTS RESULTS IN THE TRANSFER OR ENCUMBRANCE OF ANY PROPERTY OR THE AMENDMENT, MODIFICATION OR TERMINATION OF ANY LEASE, THE DAMAGES THAT BUYERS WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN AND THAT A LIQUIDATED SUM EQUAL TO TWENTY PERCENT (20%) OF THE PURCHASE PRICE CONSTITUTES A REASONABLE GOOD FAITH ESTIMATE OF SUCH DAMAGES. ACCORDINGLY, THE PARTIES AGREE THAT BUYERS SHALL RETAIN SUCH LIQUIDATED SUM AS FULL AND COMPLETE LIQUIDATED DAMAGES, AND NOT AS A PENALTY AND AS BUYERS’ SOLE AND EXCLUSIVE REMEDY FOR SELLERS’ ACTS; PROVIDED, HOWEVER, THAT BUYERS’ SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH

RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the parties acknowledge and agree that any default under this Agreement by any one Seller shall constitute a default by all Sellers hereunder.
Section 9.3    Failure of Conditions. If a Party is not in default under this Agreement, and a closing condition that benefits such Party is not satisfied or waived as of the Closing Date (as same may be duly extended pursuant to the terms hereof), then such Party, at its election (the “Electing Party”) and as its sole and exclusive remedy, may (subject to the below) elect to terminate this Agreement, by providing written notice to the other Parties (the “Non Electing Parties”) in which case the Deposit Escrow Agent shall promptly refund the Deposit to Buyer, and the Parties hereto shall have no further rights or obligations under this Agreement (except for such obligations that expressly survive the termination of this Agreement). Notwithstanding the foregoing, if any Non Electing Parties shall otherwise have the right to extend the Closing Date but had not exercised it prior to the receipt of the termination notice set forth above, then such Non Electing Party shall have the right to exercise such extension right within five (5) Business Days of receipt of such termination notice (and such termination notice shall be deemed null and void). In addition to all other extension rights that Buyers may have in this Agreement, if Buyers are not in default under this Agreement, and a closing condition that benefits Buyers is not satisfied or waived as of the Closing Date (as same may be duly extended pursuant to the terms hereof), Buyers shall have the right to extend the Closing Date one or more times to a date as reasonably determined by Buyers that is not later than the date that is six (6) months after the Effective Date.
Section 9.4    Return of Deposit. Notwithstanding anything to the contrary herein, in all instances under this Agreement where the Deposit is required to be returned to Buyers, such obligation shall survive until the Deposit has been returned to the Buyers and Sellers shall cooperate to cause the Deposit Escrow Agent to so return same.
Section 9.5    Casualty and Condemnation.
(a)    Material Reconstruction Event. If, at any time prior to Closing there is damage, destruction or a taking with respect to a Real Property (provided that any such damage or destruction is not caused by Sellers or their Representatives) (such property, the “Damaged Property”) such that such damage or condemnation results in the absence of reasonable access to the Damaged Property or affects the use of the Damaged Property as it was used prior to any such casualty or taking, and would cost, in Seller’s reasonable estimate, more than 5% of the Allocated Purchase Price of the Damaged Property to rebuilt, or to Sellers’ Knowledge, the Damaged Property is in material violation of applicable zoning or building laws (a “Material Reconstruction Event”), the applicable Seller shall give Buyers written notice pursuant to this Agreement of such loss or damage. In the event of any such Material Reconstruction Event, Buyers shall have the option of either (1) proceeding to Closing in accordance with the terms and conditions of this Agreement without any abatement of the Purchase Price, in which event, upon Closing, Buyers shall be entitled to the benefit of any and all applicable insurance proceeds or condemnation awards payable in connection therewith (and Buyers shall be credited the amount of any deductible payable under any insurance policy coverage such damage), or (2) terminating this Agreement by delivering written notice of such termination to the Sellers and the Title Company within five (5) Business Days after Buyers have received a reasonably detailed written notice from the applicable Seller of such Damaged Property, in which event the Deposit shall be promptly returned to Buyers and the parties shall have no further rights or obligations hereunder except to the extent expressly surviving termination hereof. Notwithstanding anything in this Section 9.5(a) to the contrary, in the event of any damage to any Property by fire or other casualty, if (i) the applicable Seller’s insurance company refuses to recognize Buyers as the assignees of the insurance proceeds and such Seller has not agreed to pay or credit to Buyers the amount which Buyers would have otherwise received from such Seller’s insurance company, (ii) the applicable Seller fails to maintain insurance with respect to such damage and rent loss associated therewith, and such Seller has not agreed to pay or credit to Buyers the amount which Buyers would have otherwise received as insurance proceeds pursuant to this Article IX, or (iii) such damage results in loss of rents for which Buyers will not receive compensation for such loss after Closing or, at the election of the applicable Seller, a credit in the amount of such anticipated loss of rents, then Buyers shall have the right to terminate this Agreement as provided above.
(b)    Immaterial Event. If prior to the Closing, a portion of any Real Property is condemned, damaged or destroyed and such portion does not constitute a Material Reconstruction Event, then (provided that any such damage or destruction is not caused by Sellers or their Representatives) the parties shall nonetheless consummate the transaction contemplated by this Agreement (including with respect to such Damaged Property), without any abatement of the Purchase Price, and upon the occurrence of the Closing, Buyers shall be entitled to the benefit of any and all applicable insurance proceeds or condemnation awards payable in connection with such Damaged Property (and Buyers shall be credited the amount of any deductible payable under any insurance policy covering such damage).
(c)    Notwithstanding anything to the contrary contained herein, if, the provisions of Sections 9.5(a) or (b) are applicable, Sellers, at their sole cost and expense, shall take such actions and otherwise cooperate with Buyers post-Closing to insure that Buyers get the full benefit of such provisions, even if the parties hereto are not able to accomplish the same directly, and the benefits of Sections 9.5(a) and (b) must be obtained indirectly.
ARTICLE X
GENERAL PROVISIONS
Section 10.1    Exculpation.
(a)    The Buyers agree that they do not have and will not have, any claims or causes of action arising out of or in connection with this Agreement or the transactions contemplated hereby against any of the Sellers’ direct or indirect Affiliates or any of the Sellers’ or their Affiliates’

respective direct or indirect shareholders, members, partners, trustees, directors, principals, officers, employees, agents or contractors or any successors or assigns of any of the foregoing Persons (collectively, the “Seller Parties”), except to the extent that Sellers are so liable hereunder then only to the extent of any distributions of proceeds hereunder that are entitled to be clawed back under applicable Law. The Buyers agree to look solely to Sellers’ interest in the Real Property and the proceeds therefrom (including the ability to cause any portion of the Purchase Price that has been distributed to partners or other indirect owners to be clawed back to the extent permitted by applicable Law) and the Seller Affiliate Indemnity (as defined below) for the satisfaction of any liability or obligation of a Seller arising under this Agreement or the transactions contemplated hereby, or for the performance by a Seller of any of the covenants or other agreements contained herein and the Buyer further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ other assets or properties or any of the other Seller Parties (or their assets or properties) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions, the Buyers hereby unconditionally and irrevocably waive any and all claims and causes of action of any nature whatsoever that the Buyers may now or hereafter have against, and hereby unconditionally and irrevocably releases and discharges from any and all liability whatsoever, the Seller Parties, other than with respect to Sellers to the extent provided for in this Section 10.1, in connection with or arising out of this Agreement or the transactions contemplated hereby. During the Limitation Period, Sellers shall ensure that reasonable cash reserves are available until all final adjustments have been made pursuant to this Agreement even if such adjustments occur after the end of the Limitation Period.
(b)    Carter/Validus Operating Partnership, LP, a Delaware limited partnership (the “Seller Affiliate Indemnitor”), an Affiliate of Sellers, agrees to join this Agreement to provide an indemnity in favor of Buyers and to be jointly obligated with Seller as set forth below (the “Seller Affiliate Indemnity”) to secure Sellers’ post-Closing obligations hereunder as Buyers’ recourse for Sellers’ performance of its obligations under this Agreement or in any document delivered in connection with Closing, for the period of time beginning on the Closing Date through the period ending on the later of (a) twelve (12) months after the Closing Date, (b) the date on which all Claims made within such twelve (12) month period pursuant to this Agreement have been resolved or otherwise disposed, and (c) with respect to any Landlord Estoppel Certificates and any estoppel certificate signed solely by any Seller in connection with the Ground Lease and/or the 180 Peachtree Condo Documents (it being acknowledged that Buyers shall have no obligation to accept such Seller estoppels in connection with the Ground Lease or the 180 Peachtree Condo Documents), until all obligations there under have been released (and Claims made thereunder have been resolved or otherwise disposed (as applicable, the “Seller Affiliate Indemnity Survival Period”)). The Seller Affiliate Indemnitor shall be jointly and severally liable for all of Sellers’ post-Closing obligations under this Agreement and the Closing Documents and the Seller Affiliate Indemnitor shall indemnify, defend and hold the Buyers harmless from any and all Claims and Losses arising out of Sellers’ failure to perform and/or satisfy Sellers’ post-Closing obligations and covenants under this

Agreement and the Closing Documents during the Seller Affiliate Indemnity Survival Period. In addition, Seller Affiliate Indemnitor agrees to maintain during the Seller Affiliate Indemnity Survival Period a tangible net worth of at least SIXTY SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($67,500,000.00) determined in accordance with generally accepted accounting principles consistently applied, and if such net worth falls below such level, Sellers and/or Seller Affiliate Indemnitor shall within ten (10) Business Days of failing to meet such net worth test, promptly provide a letter of credit for the benefit of Buyers, in form and substance, and from a bank, reasonably acceptable to the Buyers.
Section 10.2    Fees and Expenses; Transfer Taxes. Subject to Seller’s reimbursement obligations set forth in Section 9.2, Seller and Buyers shall each be responsible for the costs and expenses of its respective legal counsel, advisors and other professionals employed by it in connection with the transactions contemplated by this Agreement. The Sellers and Buyers shall each be responsible for additional transaction costs and expenses as set forth on Schedule 10.2 attached hereto.
Section 10.3    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by the Buyers and the Sellers.
Section 10.4    Waiver. No failure or delay of any Party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized Person on behalf of such Party.
Section 10.5    Notices. All notices and other communications under this Agreement must be in writing and will be deemed duly given (a) on the date of delivery if delivered personally (or, if not a Business Day, on the next following Business Day), (b) on the date of delivery, if delivered by electronic mail (or, if not a Business Day, on the next following Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered to the addresses set forth below with copies sent to the Persons indicated, or pursuant to such other instructions as may be designated in writing in accordance with this Section 10.5 by the Party to receive such notice:
if to the Sellers:    c/o Carter Validus
4890 W. Kennedy Boulevard, Suite 650

Tampa, FL 33609
Attention: Lisa Dummond
Telephone: (813) 287-0101
Email: ldrummond@cvreit.com

with a copy to:     Morris, Manning & Martin, LLP
3343 Peachtree Road, N.E.
Suite 1600
Atlanta, Georgia 30326
Attention: Heath D. Linsky, Esq.
Telephone: (404) 504-7691
Email: hdl@mmmlaw.com

if to the Seller Affiliate Indemnitor:

c/o Carter Validus
4890 W. Kennedy Boulevard, Suite 650
Tampa, FL 33609
Attention: Lisa Dummond
Telephone: (813) 287-0101
Email: ldrummond@cvreit.com

with a copy to:     Morris, Manning & Martin, LLP
3343 Peachtree Road, N.E.
Suite 1600
Atlanta, Georgia 30326
Attention: Heath D. Linsky, Esq.
Telephone: (404) 504-7691
Email: hdl@mmmlaw.com

if to the Buyers:    c/o 10 Pasir Panjang Road
#13-01 Mapletree Business City Singapore 117438
Attn: Joint Company Secretary

with a copy to:     Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
Attention: Lee Samuelson, Esq.
Telephone: (212) 918-3501
Email: lee.samuelson@hoganlovells.com

If to the Deposit Escrow Agent:

First American Title Insurance Company - National Commercial Services
1125 17th Street, Suite 500

Denver, CO 80202
Attention: Katie L. Miller
Telephone: 303.876.1120
Email: katiemiller@firstam.com

Section 10.6    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the Parties with respect to the subject matter hereof. This Agreement will not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein, including any implied covenants regarding noncompetition or nonsolicitation, and none will be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party will be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement has been executed and delivered by each of the Parties.
Section 10.7    Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party and nothing in this Agreement, express or implied, is intended to or will confer upon any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Seller Parties are express third-party beneficiaries of Section 10.1, with rights to enforce such provisions in accordance with their terms; and provided further, the Deposit Escrow Agent may not assign this Agreement or delegate its obligations hereunder other than to a successor escrow agent appointed in accordance with the terms of this Agreement.
Section 10.8    Governing Law. This Agreement and all claims, causes of action, disputes or controversies based upon, arising out of or relating to this Agreement or the negotiation, execution, performance, non-performance, interpretation, termination or construction of this Agreement or the transactions contemplated hereby (whether arising in contract or tort), will be governed by and construed in accordance with, the internal laws of the State of New York, without reference to conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).
Section 10.9    Prevailing Party. In the event that any Party to this Agreement institutes a suit, action, arbitration, or other legal proceeding of any nature whatsoever, relating to this Agreement or to the rights or obligations of the parties with respect thereto, the prevailing Party shall be entitled to recover from the losing Party its reasonable attorney, paralegal, accountant, expert witness (whether or not called to testify at trial or other proceeding) and other professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, including but not limited to deposition transcript and court reporter costs, as determined by the judge or arbitrator at trial or other proceeding, and including such fees, costs and expenses incurred in any appellate or review proceeding, or in collecting any judgment or award, or in enforcing any decree rendered with respect thereto, in addition to all other amounts provided for by Law. This cost and attorneys fee provision shall apply with respect to any litigation or other proceedings in bankruptcy court, including litigation or proceedings related to issues unique to bankruptcy law. This Section 10.9 shall survive Closing or a termination of this Agreement.
Section 10.10    Submission to Jurisdiction. The Parties hereby agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the Parties hereby agree that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon any of the Parties by registered or certified mail to, or by personal service at, the address of that Party set forth in Section 10.5 (as such address may have been modified by such Party in accordance therewith), whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one Party against any other Party arising out of or relating to this Agreement (other than any dispute which, pursuant to the express terms of this Agreement, is to be determined by arbitration) will be instituted only in any state or federal court in New York, NY and each Party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section 10.10 will survive the Closing or the termination of this Agreement.
Section 10.11    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties and any such assignment or delegation without such prior written consent will be null and void. No assignment to which any Party has consented shall release the non-assigning Party from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by the assigning Party hereunder, as if the assignee were the original signatory hereto, and shall be jointly and severally liable for the same. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and permitted assigns. Any transfer after the date hereof of any stock, partnership interests, membership interests or other beneficial interests of any Party, whether directly or indirectly, in a single transaction or in a series of transactions, without obtaining the prior written consent of the non-assigning Party, shall be deemed a prohibited assignment hereunder. Notwithstanding the foregoing, Buyers may, without Sellers’ consent, assign this Agreement to one or more entities which are controlling, controlled by, or under common control with Buyers or the principals of Buyers, and for the avoidance of doubt, Buyers may elect at their sole option to take title to each Property in separate entities which are assignees of the named Buyers herein. Buyers shall provide written notice of any such assignment(s) no less than five (5) Business

Days prior to the Closing Date, and upon Closing, the named Buyers herein shall be relieved of all obligations with respect to this Agreement.
Section 10.12    Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 10.13    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING IN CONTRACT OR IN TORT.
Section 10.14    Counterparts; Facsimile or PDF Signature. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or .pdf signature and a facsimile or .pdf signature will constitute an original for all purposes.
Section 10.15    Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
Section 10.16    Sellers’ Joint and Several Obligations. Buyers and Sellers agree that the representations, warranties, obligations, and covenants of each Seller are joint and several, and that each Seller is responsible and liable for all Properties and all representations, warranties, obligations, and covenants.
Section 10.17    Multiple Buyers. As used in this Agreement, the term “Buyer” means all entities acquiring any interest in any Property at the Closing. In the event that “Buyer” has any obligations or makes any covenants, representations or warranties under this Agreement, the same shall be made jointly and severally by all entities being a Buyer hereunder.
Section 10.18    Obligation to Close on all Properties. Buyers’ obligation to purchase the Properties is not severable and Buyers must purchase all of the Properties pursuant to the terms and conditions of this Agreement. Sellers’ obligation to sell the Properties is not severable and Sellers must sell all of the Properties pursuant to the terms and conditions of this Agreement.

Section 10.19    Deposit Escrow Agent.
(a)    The Deposit shall be held in escrow in a separate interest-bearing money market or bank account by Deposit Escrow Agent until the earliest of (a) the Closing, upon the consummation of which the Deposit shall be released to Sellers; (b) five (5) days after Deposit Escrow Agent shall have delivered to the non-sending party a copy of the notice sent by Sellers or Buyers stating that this Agreement has been terminated and that the party so notifying Deposit Escrow Agent is entitled to the Deposit, following which period the Deposit shall be delivered to the party who sent notice stating that it is entitled to the Deposit; provided, however, that within such five (5) day period, Deposit Escrow Agent does not receive either a notice containing contrary instructions from the non-sending party hereto or a court order restraining the release of all or any portion of the Deposit; or (c) a joint notice executed by Sellers and Buyers is received by Deposit Escrow Agent, in which event Deposit Escrow Agent shall release the Deposit in accordance with the instructions therein contained. Deposit Escrow Agent shall immediately deliver a duplicate copy of any notice received by it in its capacity as Deposit Escrow Agent to Sellers and Buyers.
(b)    In the event of any disagreement between the Sellers and the Buyers resulting in conflicting or adverse claims or demands made in connection with the Deposit, Deposit Escrow Agent will be entitled, at its option, to refuse to comply with any such claims or demands so long as the disagreement continues, and in so doing Deposit Escrow Agent will not be liable for its failure or refusal to comply with such conflicting or adverse claims or demands until the rights of the claimants have been finally adjudicated or the differences adjusted between the Sellers and the Buyers and Deposit Escrow Agent has been notified thereof in writing signed by each of the Sellers and the Buyers. Deposit Escrow Agent will also have the right to bring an action in interpleader to obtain the right to pay said sum to a court of competent jurisdiction, deducting from said sum the costs incurred in bringing such an action.
(c)    Deposit Escrow Agent shall deliver the Deposit at the election of the Party entitled to receive the same by (a) a good, unendorsed check of Deposit Escrow Agent payable to the order of such party, or (b) a bank wire transfer to an account designated by such Party.
(d)    Sellers and Buyers acknowledge that Deposit Escrow Agent is serving solely as an accommodation to the Parties hereto, and except for the negligence or willful misconduct of the Deposit Escrow Agent, Deposit Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Deposit Escrow Agent. Except as a result of the negligence or willful misconduct of the Deposit Escrow Agent, in no event shall the Deposit Escrow Agent be liable for any lost profits or for any incidental, special, consequential or punitive damages whether or not the Deposit Escrow Agent knew of the possibility or likelihood of such damages.
(e)    In its capacity as Deposit Escrow Agent, Deposit Escrow Agent shall not be responsible for the genuineness or validity of any instrument, document or item deposited with it, and shall have no responsibility other than to faithfully follow the instructions contained herein.

The Parties hereto agree that Deposit Escrow Agent is fully protected in acting in accordance with any written instrument given to it hereunder by any of the Parties hereto believed by Deposit Escrow Agent to have been signed by the proper person. Deposit Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Deposit Escrow Agent shall have no obligation to review or confirm that actions taken pursuant to such notice in accordance with this Agreement comply with any other agreement or document.
Section 10.20    Recordation. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by any Party and any attempt to do so may be treated by the other parties as a breach of this Agreement.
Section 10.21    Confidentiality. Subject to Sellers’ and Buyers’ disclosure rights pursuant to Section 6.5, all non-public information provided by Seller or Buyer to Buyer or Seller, respectively, or obtained by Buyer or Seller relating to the Properties or either Party, including, without limitation, (a) any environmental assessment or audit, (b) the identities of Sellers or Buyers and their respective Affiliates, as applicable, and the fact that they have entered into this Agreement and (c) the terms of this Agreement (collectively, the “Information”) shall be treated as confidential by the Parties. Subject to requirements of Law, Sellers and Buyers agree to transmit the Information only to such of their Representatives who need to know the Information for the sole purpose of Sellers and Buyers’ consummation of the transactions contemplate herein and who are informed of Sellers and Buyers’ agreement to maintain the confidentiality of such Information. In the event that the transactions contemplated herein are not closed for any reason, then each Party shall return to the other Party or destroy all copies of all Information obtained from the other Party in its possession or in the possession of any of its Representatives. The Parties agree that post-Closing (1) Buyers shall have the right to use the Information pertaining to the Properties, Tenants and other operational matters and (2) Sellers shall not disclose the Information except as may be required by applicable Law, without the prior written consent of Buyers. The provisions of this Section 10.21 shall survive the Closing or termination of this Agreement.
Section 10.22    Side Letter Agreement. Sellers and Buyers agree and acknowledge that all Exhibits and Schedules referenced in this Agreement are attached to that certain Side Letter Disclosure Agreement dated as the date hereof, by and among the Parties hereto, and thus “attached hereto” with respect to Exhibits or Schedules shall be deemed to mean attached to that certain Side Letter Disclosure Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SELLERS:

DC-7337 TRADE STREET, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

DC-402 FRANKLIN ROAD, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

\

[signatures continue on the next page]

DC-2000 KUBACH ROAD, LP

By: DC-2000 KUBACH ROAD, LLC, a Delaware
       limited liability company, as General Partner

       By: CARTER/VALIDUS OPERATING
     PARTNERSHIP, LP, a Delaware limited
     partnership, as sole Member

     By: CARTER VALIDUS MISSION
            CRITICAL REIT, INC., a Maryland
            corporation, as General Partner

                     By: /s/ Michael A. Seton
                            Name: Michael A. Seton
                            Title: President

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DC-180 PEACHTREE, LLC

By: 180 PEACHTREE HOLDINGS, LLC, a Delaware
       limited liability company, as sole Member

       By: CARTER/VALIDUS OPERATING
              PARTNERSHIP, LP, a Delaware limited
              partnership, as Manager

     By: CARTER VALIDUS MISSION
            CRITICAL REIT, INC., a Maryland
            corporation, as General Partner

                     By: /s/ Michael A. Seton
                            Name: Michael A. Seton
                            Title: President

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DC-2775 NORTHWOODS PARKWAY, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as Manager

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

DC-1221 COIT ROAD, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION
              CRITICAL REIT, INC., a Maryland
              corporation, as General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

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DC-5000 BOWEN ROAD, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION
              CRITICAL REIT, INC., a Maryland
              corporation, as General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

DC-3300 ESSEX, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as Member

       By: CARTER VALIDUS MISSION
              CRITICAL REIT, INC., a Maryland
              corporation, as General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

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DC-N15W24250 RIVERWOOD DRIVE, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION
              CRITICAL REIT, INC., a Maryland
              corporation, as General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

DC-1805 CENTER PARK DRIVE, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION
              CRITICAL REIT, INC., a Maryland
              corporation, as General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

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DC-5150 MCCRIMMON PARKWAY, LP

By: DATA CENTER – 5150 MCCRIMMON, LLC,
       a Delaware limited liability company, its general
       partner

       By: CARTER/VALIDUS OPERATING
              PARTNERSHIP, LP, a Delaware limited
              partnership, its sole member

              By: CARTER VALIDUS MISSION
                     CRITICAL REIT, INC., a Maryland
                     corporation, its General Partner

                      By: /s/ Michael A. Seton
                             Name: Michael A. Seton
                             Title: President

DC-2 CHRISTIE HEIGHTS, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

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DC-1001 WINDWARD CONCOURSE, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

DC-19675 W. TEN MILE, LLC

By: CARTER/VALIDUS OPERATING
       PARTNERSHIP, LP, a Delaware limited
       partnership, as sole Member

       By: CARTER VALIDUS MISSION CRITICAL
              REIT, INC., a Maryland corporation, as
              General Partner

              By: /s/ Michael A. Seton
                     Name: Michael A. Seton
                     Title: President

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BUYERS:
HUDSON DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

NAVARRO DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

ETOWAH DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

CUMBERLAND DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

AMBROSE DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

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GALVESTON DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

SAVANNAH DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

DENALI DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

REDWOOD DC ASSETS LLC

By: /s/ Michael Smith
       Name: Michael Smith
       Title: Authorized Person

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GANNETT DC ASSETS LP

By: GANNETT DC GENERAL PARTNER
       LLC, its general partner

       By: /s/ Michael Smith
              Name: Michael Smith
              Title: Authorized Person

HUMPHREYS DC ASSETS LP

By: GANNETT DC GENERAL PARTNER
       LLC, its general partner

       By: /s/ Michael Smith
              Name: Michael Smith
              Title: Authorized Person

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Deposit Escrow Agent hereby executes this Agreement solely for the purpose of acknowledging receipt of the Deposit and acknowledging and agreeing to be bound by the provisions of this Agreement relating to Deposit Escrow Agent and the Deposit.

DEPOSIT ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY NATIONAL COMMERCIAL SERVICES By: /s/ Kathryn L. Miller Name: Kathryn L. Miller Title: Senior Commercial Escrow Officer

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JOINDER

Carter/Validus Operating Partnership, LP, a Delaware limited partnership, is an affiliate of Sellers and as such is receiving direct and indirect benefits as a result of this Agreement.  In consideration of such direct and indirect benefits and for $10 and other good and valuable consideration, Carter/Validus Operating Partnership, LP joins in this Agreement to be bound by its agreements in Section 10.1(b) of the Agreement.

        CARTER/VALIDUS OPERATING
        PARTNERSHIP, LP, a Delaware limited
        partnership

By: CARTER VALIDUS MISSION
       CRITICAL REIT, INC., a Maryland
       corporation, as General Partner

       By: /s/ Michael A. Seton
              Name: Michael A. Seton
              Title: President

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